                                                                   EXHIBIT 2.1


                                                                      31/12/97




                              ACQUISITION AGREEMENT

                                  BY AND AMONG

                                       THE

                                  SHAREHOLDERS

                                       AND

                                  OPTIONHOLDERS

                                       OF

                          MCQUEEN INTERNATIONAL LIMITED

                                       AND

                         SYKES ENTERPRISES, INCORPORATED

                             DATED DECEMBER 31, 1997

                                TABLE OF CONTENTS

ARTICLE I - DEFINITIONS2
         Section 1.2.      Interpretation.7

ARTICLE II - PURCHASE AND SALE OF SHARES AND ROLLOVER
         OF OPTIONS8
         Section 2.1.      Purchase and Sale of Sale Shares8
         Section 2.2.      Title8
         Section 2.3.      Waiver8
         Section 2.4.      Sale Shares8
         Section 2.5.      Exchange of Options8
         Section 2.6       Conversion of C Note and Consent to Transactions ..................................... 9

ARTICLE III - PAYMENT FOR SALE SHARES9
         Section 3.1.      Delivery of Purchase Price Shares. 9
         Section 3.2.      Payment for CBE Shares. 9

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF WARRANTORS9
         Section 4.1.      Corporate Organization of Company.9
         Section 4.2.      Corporate Organization of Subsidiaries and Investments.9
         Section 4.3.      Capitalization of Company.10
         Section 4.4.      Capitalization of Subsidiaries and Investments.11
         Section 4.5.      Ownership of Subsidiary and Investment Share Capital, Title.11
         Section 4.6.      Consents and Approvals; No Violations.  12
         Section 4.7       Financial Statements.  12
         Section 4.8.      Undisclosed Liabilities.  13
         Section 4.9.      Taxes.  13
         Section 4.10.     Title to Properties.15
         Section 4.11.     Absence of Changes. 16
         Section 4.12.     Intellectual Property.18
         Section 4.13.     Leases. 21
         Section 4.14.     Bank Accounts; Investments; Powers of Attorney. 22
         Section 4.15.     Material Contracts and Customers.22
         Section 4.16.     Related Transactions.24
         Section 4.17.     Insurance.25
         Section 4.18.     Industrial Disputes.25
         Section 4.19.     Employee Benefit Plans.26
         Section 4.20.     Employees and Terms of Employment. 27
         Section 4.21.     Bonus Schemes.27
         Section 4.22.     Changes in Remuneration.27
         Section 4.23.     Termination of Contracts of Employment.28
         Section 4.24.     Industrial Agreements. 28
         Section 4.25.     Redundancies28
         Section 4.26.     Pension.28
         Section 4.27.     Litigation. 29
         Section 4.28.     Compliance with Laws.29
         Section 4.29.     Books and Records. 30
         Section 4.30.     Copies of Documents. 31
         Section 4.31.     Adequacy of Assets. 31
         Section 4.32.     Grants.31
         Section 4.33.     Accounts Receivable. 31
         Section 4.34.     Brokers and Finders. 32
         Section 4.35.     Pooling of Interests..................................................................34
         Section 4.36.     Restrictive Covenants. 35
         Section 4.37.     Product Liabilities and Warranties. 35
         Section 4.38.     Disclosure. 35

ARTICLE V -  REPRESENTATIONS AND WARRANTIES OF SELLERS. 35
         Section 5.1.      Authority; Binding Effect. 35
         Section 5.2.      Ownership of Company Share Capital; Title. 36
         Section 5.3.      Ownership of Options; Title. 36
         Section 5.4.      Sellers' Consents and Approvals; No Violations. 36
         Section 5.5       Investment Intent, Information Disclosures
         Section 5.6       Pooling of Interests

ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF SEi37
         Section 6.1.      Corporate Organization. 37
         Section 6.2.      Capitalization of SEi. 37
         Section 6.3.      Authority. 37
         Section 6.4.      SEi's Consents and Approvals; No Violations. 38
         Section 6.5.      Litigation. 38
         Section 6.6.      Brokers and Finders. 38
         Section 6.7.      SEi Information. 38
         Section 6.8.      Absence of Changes. 39
         Section 6.9.      Undisclosed Liabilities. 39
         Section 6.10.     SEi Financial Statements. 39
         Section 6.11.     Compliance with Laws. 40

ARTICLE VII - FURTHER COVENANTS AND AGREEMENTS40

         Section 7.1.      Filings. 42
         Section 7.2.      Effective Time of Closing and Transfer. 42
         Section 7.3.      Announcements. 42
         Section 7.4.      Costs and Expenses. 43
         Section 7.5       Further Assurances. 43
         Section 7.6.      Certain Agreements. 43
         Section 7.7.      Non-Disclosure; Covenant Not to Compete. 43
         Section 7.8       Pooling of Interests. 45

         Section 7.9       Legend. 46
         Section 7.10      No Warranty by the Company. 46
         Section 7.11.     Power of Attorney. 46
         Section 7.12.     Procedure and Effect of Termination. 46

ARTICLE VIII - CONDITIONS TO SEi'S OBLIGATIONS47
         Section 8.1.      Sellers' Closing Deliveries. 47

         Section 8.2.      Governmental Consents and Approvals. 49
         Section 8.3.      No Injunction or Proceeding. 49
         Section 8.4       Opinion of Accountants. 49

ARTICLE IX - CONDITIONS TO SELLERS' OBLIGATIONS49
         Section 9.1.      Delivery of Purchase Price Shares. 49
         Section 9.2.      Payment for CBE Shares. 49
         Section 9.3.      SEi's Closing Deliveries.  49

         Section 9.4.      Governmental Consents and Approvals. 50
         Section 9.5.      No Injunction or Proceeding. 50

ARTICLE X - INDEMNIFICATION50
         Section 10.1.     Indemnification by Sellers.50
         Section 10.2.     Indemnification by Warrantors. 51
         Section 10.3.     Indemnification by SEi.51
         Section 10.4.     Survival of Representations. 51
         Section 10.5.     Indemnification Claims Procedures. 52
         Section 10.6.     Limitation of Liability. 55


         Section 10.7.     Exclusive Remedy. 57

ARTICLE XI - MISCELLANEOUS57
         Section 11.1.     Governing Law. 57
         Section 11.2.     Arbitration.57
         Section 11.3.     Entire Understanding, Waiver, Etc. 58
         Section 11.4.     Severability. 59
         Section 11.5.     Captions. 59
         Section 11.6.     Notices. 59
         Section 11.7.     Successors and Assigns. 60
         Section 11.8.     IBJ. 60
         Section 11.9.     Parties in Interest. 60
         Section 11.10.    Construction of Terms. 60


EXHIBITS

Exhibit A         Form of Registration Rights Agreement
Exhibit B         Form(s) of Employment Agreement

SCHEDULE

Part 1   Shareholders and Ownership of Company
Part 2   Optionholders
Part 3   Consolidated Revenue Schedule


DISCLOSURE SCHEDULE

Section 4.1                Corporate Organization of the Company
Section 4.2(i)             Subsidiaries
Section 4.2(ii)            Investments
Section 4.3                Capitalization of the Company
Section 4.4                Capitalization of the Subsidiaries and the Investments
Section 4.5                Ownership of Share Capital of the Subsidiaries and the Investments
Section 4.6                Consents and Approvals; No Violations
Section 4.7(a)             Financial Statements
Section 4.7(b)             Financial Statements Exceptions
Section 4.7(c)(i)          Investments Financial Statements
Section 4.7(c)(ii)         Exceptions to Investments Financial Statements
Section 4.8                Undisclosed Liabilities
Section 4.9                Taxes
Section 4.10(a)            Property List
Section 4.10(e)            Asset Register
Section 4.10(f)            Title to Properties Exceptions
Section 4.10(g)            Possession and Condition of Assets
Section 4.11               Absence of Changes
Section 4.12(a)            List of Intellectual Property
Section 4.12(b)            Fees and Royalties
Section 4.12(c)            Registrations; Exclusive Rights
Section 4.12(d)            Trade Secrets
Section 4.12(e)            Intellectual Property Claims
Section 4.12(g)            Exceptions re Intellectual Property
Section 4.12(h)            Exceptions re System Documentation
Section 4.12(i)            Exceptions re Licenses, etc.
Section 4.13               Leases
Section 4.14(a)            List of Bank Accounts
Section 4.14(b)            Investments of Excess Cash
Section 4.14(c)            Ownership of SEi Stock
Section 4.15(a)            Material Contracts

Section 4.15(b)            Material Contracts Exceptions
Section 4.15(c)            Customers and Suppliers
Section 4.16               Related Transactions
Section 4.17(a)            List of Insurance Policies
Section 4.17(b)            Insurance Policy Terminations
Section 4.17(c)            Insurance Policy Claims
Section 4.17(d)            Unpaid Insurance Claims
Section 4.18(a)            Labor Matters
Section 4.18(b)            List of Employees
Section 4.18(c)            Summary Information re Employees
Section 4.18(d)            Summary Information re Independent Contractors and Consultants
Section 4.19               Employee Benefit Plans
Section 4.27               Litigation
Section 4.28(a)            Compliance with Laws
Section 4.28(b)            Environmental Matters
Section 4.28(b)(v)         Environmental Permits
Section 4.29               Books and Records
Section 4.31               Adequacy of Assets
Section 4.32(a)            Grants
Section 4.32(b)            Grants Exceptions
Section 4.33               Accounts Receivable
Section 4.34               Brokers and Finders
Section 4.36               Restrictive Covenants
Section 4.37               Product Liabilities and Warranties
Section 5.4                Sellers' Consents and Approvals
Section 6.4                SEi Consents and Approvals
Section 7.6                Key Employees

                             ACQUISITION AGREEMENT

         THIS ACQUISITION AGREEMENT is made among (i) THE SEVERAL PERSONS whose names and addresses are set forth in Part 1 of the Schedule attached hereto (collectively, the "Shareholders"), (ii) THE SEVERAL PERSONS whose names and addresses are set forth in Part 2 of the Schedule attached hereto (collectively, the "Optionholders," and collectively, with the Shareholders, the "Sellers"), and (iii) SYKES ENTERPRISES, INCORPORATED, a corporation organized and existing under the laws of the State of Florida and whose address is 100 North Tampa Street, Suite 3900, Tampa, Florida 33602 ("SEi").

                                    RECITALS

         WHEREAS, McQueen International Limited (the "Company") is incorporated in Scotland with the registered number SC153126 as a private company limited by shares; and

         WHEREAS, the Shareholders are the beneficial owners or holders in trust of all of the issued share capital of the Company (the "Sale Shares") in the amounts set forth opposite their respective names in Part 1 of the Schedule attached hereto; and

         WHEREAS, the Optionholders are the beneficial owners of all the issued options to subscribe for "B" Ordinary Shares of 10p each of the Company (the "Options") in the amounts set forth opposite their respective names in Part 2 of the Schedule attached hereto; and

         WHEREAS, in addition to owning shares of the Company, the Warrantors (as defined below) have participated and currently participate in the management of the Company and the Subsidiaries; and

         WHEREAS, the Company owns the proportion of the issued share capital of each of the undertakings listed in Section 4.2(b)(i) of the Disclosure Schedule (collectively, the "Subsidiaries"); and

         WHEREAS, the Company owns the proportion of the issued share capital of each of the undertakings listed in Section 4.2(b)(ii) of the Disclosure Schedule (collectively, the "Investments"); and

         WHEREAS, except as otherwise provided in Section 3.2, the Sellers desire to sell the Sale Shares in exchange for shares of SEi Stock (as hereinafter defined), and SEi is willing to purchase the Sale Shares from Sellers in exchange for shares of SEi's Stock and, to the extent provided in
Section 3.2, for cash on the terms and subject to the conditions hereinafter set forth;

         WHEREAS, the Optionholders desire to release their Options and to receive in their place options in respect of SEi Stock on the terms and subject to the conditions hereinafter set forth; and

         WHEREAS, SEi intends to treat the acquisition of the Sale Shares and the Options as a "pooling of interests" for financial accounting purposes.

         NOW, THEREFORE, in consideration of these presents and of the mutual representations, warranties, covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby and thereby expressly acknowledged by the Sellers and SEi, and intending to be legally bound, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.1 DEFINITIONS. The terms defined in this Article shall have the following respective meanings for all purposes of this Agreement:

         "1933 ACT" shall have the meaning set forth in Section 5.5.

         "AFFILIATE" means, with respect to any Person, an officer, director or beneficial owner of five percent (5%) or more of the issued and outstanding shares of any class of capital stock or other equity of such Person, or a family member of such Person, if an individual.

         "ALTERNATIVE TRANSACTION" means any merger, consolidation, sale of substantial assets, sale of capital interests or securities or similar transaction involving the Company or any Subsidiary, other than the transactions contemplated by this Agreement.

         "BUSINESS" means the businesses conducted by the Company and the Subsidiaries as of the date of this Agreement which consist of providing outsource services to the technology and information industries and includes the following services on a "for hire" basis:

                  (i) call center services, including telemarketing and telecalling services;
                  (ii)   software manufacturing and fulfillment services;
                  (iii)  localization services; and
                  (iv) incoming customer support calls and help desk services.

         "BUSINESS DAY" means any day on which banks are open for business in New York, New York.

         "CBE" means Clydesdale Bank Equity Ltd.

         "CBE SHARES" means all Sale Shares owned by CBE.

         "CLOSING" means the consummation and effectuation of the transactions contemplated herein pursuant to the terms and conditions of this Agreement, which shall be held on the 31st day of December 1997, at the offices of Brodies WS, or on such other date or at such other time or place as is mutually agreed by the parties hereto.

         "CLOSING DATE" means the date on which the Closing actually occurs.

         "CODE" means the Internal Revenue Code of 1986.

         "CONTRACTS" shall have the meaning set forth in Section 4.15.

         "COPYRIGHTS" means domestic and foreign copyrights, whether registered or unregistered and pending applications to register the same.

         "C NOTE" means the US$1,600,000 Class C Secured Convertible Loan Note issued by the Company on 7th April 1997.

         "CUSTOMERS" shall have the meaning set forth in Section 4.15.

         "DISCLOSURE SCHEDULE" means the disclosure schedule letter signed by Dundas & Wilson C.S. (on behalf of the Warrantors) and accepted by Brodies, W.S. (on behalf of SEi) as of the date hereof disclosing information constituting exceptions to the representations and warranties contained in this Agreement.

         "EMPLOYEE BENEFIT PLAN" means any pension, retirement, profit sharing, savings, thrift, stock bonus, stock option, stock purchase, restricted stock purchase, stock ownership, stock appreciation right, phantom stock, deferred compensation, supplemental retirement, deferred bonus, severance, change of control, parachute, health, medical, dental, vision, prescription drugs, fitness, dependent care, educational assistance, group legal services, life insurance, accidental death, accidental dismemberment, sick pay, short-term or long-term disability, supplemental unemployment income, training, apprenticeship, scholarship, tuition reimbursement, employee assistance, employee discount, subsidized cafeteria, fringe benefit, vacation, holiday, employer-sponsored recreational facility, or other employee pension benefit or welfare benefit plan, policy, contract, or arrangement, or other similar fringe or employee benefit plan, program, policy, contract, or arrangement, written or oral, qualified or nonqualified, funded or unfunded, foreign or domestic.

         "ENVIRONMENTAL, HEALTH AND SAFETY LAWS" means, with respect to any Person, all applicable Legal Requirements and common law requirements relating to the generation, storage, handling, release, discharge, emission, transportation, treatment or disposal of Hazardous Substances or wastes or to the protection of human health and the environment, including, but not limited to, the Control of Pollution Act 1974, the Environmental Protection Act 1990, the Environment Act 1995 and the Health and Safety at Work etc. Act 1974, or similar laws of foreign jurisdictions including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Clean Water Act, the Federal Water Pollution Control Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Occupational Safety and Health Act, and the Hazardous Material Transportation Act and all regulations, guidance (to the extent mandatory) and codes of practice (to the extent mandatory) made under or pursuant to such Acts.

         "ENVIRONMENTAL PERMITS" shall have the meaning set forth in Section
4.28.

         "ERISA" means the Employee Retirement Income Security Act of 1994.

         "FINANCIAL STATEMENTS" has the meaning set forth in Section 4.7.

         "FORM 10-Q BALANCE SHEET" means the unaudited balance sheet dated September 28, 1997 (and any related notes thereto), found in the quarterly report filed on Form 10-Q filed with the Securities and Exchange Commission for the quarterly period ended September 28, 1997, a copy of which is included as part of the SEi Filings.

         "FRS" means the financial reporting standards issued by The Accounting Standards Board Limited or SSAPs.

         "GRANTS" means governmental grants, subsidies, guarantees and/or loans and other similar grants and subsidies provided to or for the benefit of a Person.

         "GRAY" means Michael M. Gray.

         "HAZARDOUS SUBSTANCES" means any radioactive materials, asbestos, ureaformaldehyde, hazardous wastes, hazardous substances, toxic substances, petroleum, petroleum byproducts or any other substances defined or regulated as hazardous or toxic, or as a "pollutant" or "contaminant", in any applicable Legal Requirements.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of
1976
and the rules and regulations promulgated thereunder.

         "INTELLECTUAL PROPERTY" means all intellectual property and intellectual property rights, including all Patent Rights, Copyrights, Trademarks, Licenses, Trade Names, Trade Secrets and all other forms of proprietary information.

         "KNOWLEDGE" means the actual knowledge of any of the Warrantors after inquiry which was reasonable under the circumstances of a tight time schedule.

         "LEASED REAL PROPERTY" means all heritable or real property and premises currently leased to any of the Company, a Subsidiary or an Investment.

         "LEGAL REQUIREMENTS" means all judgments, decrees, injunctions, interdicts, orders, writs, rulings, laws, ordinances, statutes, rules, regulations, codes (other than in the United Kingdom) and other obligatory requirements of all foreign, federal, state and local governmental, administrative and judicial bodies and authorities and mandatory codes of governmental, administrative and judicial bodies and authorities in the United Kingdom.

         "LICENSED PRODUCT" means any product of Intellectual Property which is the subject of a License.

         "LICENSES" means all licenses, sublicenses and rights to use any Intellectual Property of another Person.

         "MANAGEMENT ACCOUNTS" means the unaudited consolidated management accounts of the Company and the Subsidiaries dated as of the Management Accounts Date (and any related notes thereto).

         "MANAGEMENT ACCOUNTS DATE" means 31st October, 1997.

         "MATERIAL ADVERSE EFFECT" means, with respect to any Person other than SEi, an adverse effect on the financial condition or results of operations of such Person which, on a consolidated group basis, has or is reasonably likely to have a quantifiable adverse financial impact on the profit and loss account or balance sheet of $125,000 or more.

         "MCQUEEN AFFILIATE" means for purposes of this Agreement (i) the Warrantors, (ii) Iain A Macdonald, (iii) Elizabeth Williamson and (iv) such of the Shareholders that own, currently, as of the Closing, or on a fully diluted basis, at least five percent of any class of the outstanding capital stock of the Company.

         "NASDAQ" means The Nasdaq Stock Market, Inc.'s National Market.

         "PATENT RIGHTS" means all United States, United Kingdom and foreign patents, patent applications, continuations, continuations in part, divisions, reissues and patent disclosures.

         "PERSON" means an individual, partnership, limited liability company, corporation, trust, unincorporated organization, association or joint venture or a government, agency, political subdivision or instrumentality thereof.

         "PROSPECT" means, with respect to any Person, a prospective customer of such Person by reason of a presentation, solicitation or other contact concerning a future business relationship during the twelve months preceding the date of determination.

         "PURCHASE PRICE SHARES" means the shares of SEi Stock to be issued to the Sellers other than CBE in consideration of the transfer of the Sale Shares pursuant to this Agreement, which shall consist of 3,537,882 shares of SEi Stock, such number of shares of SEi Stock being equal to the result obtained by dividing (A), $72,924,937 million, by (B), the average SEi Stock Closing Price for the ten trading days immediately preceding 27 December 1997 (as adjusted to reflect the cash out in respect of fractional shares).

         "REAL PROPERTY" means all real or heritable property and premises currently owned by any of the Company, a Subsidiary or an Investment.

         "RELATED AGREEMENTS" means the agreements described in Section 7.6.

         "RETURNS" shall have the meaning set forth in Section 4.9.

         "SEC" means the United States Securities and Exchange Commission.

         "SEI FILINGS" means the following filings made by SEi with the SEC: the annual report on Form 10-K for the annual period ending December 31, 1996, the quarterly reports on Form 10-Q for the quarterly periods ending March 30, 1997, June 30, 1997 and September 28, 1997 and the Annual Report to Stockholders and related proxy statement filed on Schedule 14A with respect to an annual meeting of SEi's shareholders held on May 8, 1997.

         "SEI MATERIAL ADVERSE EFFECT" means, with respect to SEi, an adverse effect on the financial condition or results of operations which, on a consolidated basis, has or is reasonably likely to have a quantifiable adverse financial impact on the income statement or balance sheet of $1,000,000 or more.

         "SEI STOCK" means SEi's common stock, $.01 par value per share.

         "SEI STOCK CLOSING PRICE" means the closing price for SEi Stock as reported on

NASDAQ (as published in the Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source).

         "SEI STOCK OPTION PLAN" means the SEi 1996 Employee Stock Option Plan.

         "SELLER'S SHARES" means, with respect to any Seller other than CBE, such number of the Purchase Price Shares to be issued to the Seller as shown opposite such Seller's name in Part 1 of the Schedule attached hereto.

         "SOFTWARE" means computer programme code in whatever language or format, including but not limited to object code and source code.

         "SOFTWARE CONTRACTS" means all contracts, agreements and Licenses, oral or written, with any Person respecting the ownership, license, acquisition, design, development, distribution, marketing, use or maintenance of computer programme code or related technical or user documentation and databases.

         "TAXES" means all taxes, assessments and charges imposed by any national, federal, state, provincial, local, or foreign taxing authority, including national insurance contributions, social security, insurance and other state-sponsored pension funds and all interest, penalties and additions thereto.

         "TECHNICAL DOCUMENTATION" means all technical and descriptive materials relating to the acquisition, design, development, use or maintenance of computer code and programme documentation including, but not limited to, all user manuals, flowcharts, algorithms, programmer's annotations, data dictionaries and databases relating to computer programme code whether or not development of such computer code and programme documentation is complete.

         "TRADE NAMES" means all names used to identify a particular company, business, subsidiary or division thereof.

         "TRADE SECRETS" means confidential and proprietary ideas, trade secrets, know how, concepts, methods, processes, formulae, reports, data, customer lists, mailing lists, business plans or other proprietary information, including, without limitation, with respect to any Person, any formulae, pattern, device or compilation of information which is used in such Person's business and which derives independent commercial value from not being generally known or readily ascertainable through independent development or reverse engineering by other Persons who can obtain economic value from its disclosure or use.

         "TRADEMARKS" means anything recognizable as a trademark, service mark or trade dress at common law, under the Trade Marks Act 1994, the Lanham Act or under the corresponding laws of any foreign country, whether registered or not, which is used to identify the source and quality of goods or services or to distinguish them from those of others, and all registrations and applications for registration, including intent-to-use registrations and applications for registration.

         "TRANSFER AGENT" means Firstar Trust Company of Milwaukee, Wisconsin, in its capacity as transfer agent for SEi Stock.

         "US EMPLOYEE PLAN" means any Employee Benefit Plan covering any employees with United States source income.

         "USGAAP" means generally accepted accounting principles as in effect in the United States on 31 December 1996.

         "WARRANTORS" means Gray, Alan C.M. Tripp, Thomas J. Hart and James T. Thaden.

         SECTION 1.2. INTERPRETATION.

                  (a) Unless the context otherwise requires, the masculine gender shall be deemed to include the feminine and neuter and vice versa, and the singular number shall be deemed to include the plural and vice versa.

                  (b) The headings in this Agreement are for convenience of reference only and shall not affect the construction or interpretation hereof.

                  (c) In this Agreement,

                                    (i)   references to any statute or
statutory provision shall include references to such statute or provision as from time to time amended, extended, re-enacted, or consolidated, whether before, on, or (in the case of re-enactment or consolidation only) after the last date of execution hereof;

                                    (ii)  references to Articles, Recitals,
Sections, or Schedules and subdivisions thereof are to articles of and recitals or sections or the schedule to this Agreement and subdivisions thereof respectively and the Schedule attached hereto shall form part of this Agreement; and

                                    (iii) references to any Scottish legal term
for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than Scotland be deemed to include what most nearly approximates in that jurisdiction to the Scottish legal term; provided, however, that notwithstanding the foregoing, references in Article IV (and in the terms defined in Article I where used in Article IV) to any legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing which has a reasonably ascertainable meaning if used in a legal document governed by Florida law but which cannot reasonably easily be interpreted in accordance with Scots law shall apply, where the context so permits, only to any of the Subsidiaries which are incorporated under the laws of any jurisdiction in the United States and to the portion of the Business conducted in the United States

                                   ARTICLE II

              PURCHASE AND SALE OF SHARES AND EXCHANGE OF OPTIONS

         SECTION 2.1. PURCHASE AND SALE OF SALE SHARES. Upon the terms and subject to the conditions hereof, each of the Sellers shall sell to SEi, and SEi shall buy from each of the Sellers, such of the Sale Shares as are set opposite the name (and address) of such Seller in Part 1 of the Schedule attached hereto, in each case together with all rights, privileges and advantages now or hereafter attached or accruing thereto, in each case in consideration for the delivery of the Purchase Price Shares or, in the case of CBE, immediately available funds as provided in Article III below.

         SECTION 2.2. TITLE. Each of the Sale Shares shall be sold and purchased free from any option, lien, charge or encumbrance.

         SECTION 2.3. WAIVER. Each of the Sellers hereby consents to the sales and transfers effected herein and waives (i) any preemptive rights or rights of first refusal, veto or otherwise, he may have under the Articles of Association of the Company or otherwise; and (ii) any right to require an offer in cash for his shares for the purposes of, or as contemplated by, Article 9 of the Articles of Association of the Company or otherwise.

         SECTION 2.4. SALE SHARES. SEi shall not be obliged to complete the purchase of any of the Sale Shares unless the purchase of all of the Sale Shares and the exchange of all of the Options is completed simultaneously.

         SECTION 2.5. EXCHANGE OF OPTIONS. Each of the Optionholders hereby releases, conditional on Closing, his rights ("the Old Rights") as identified in Part 2 of the Schedule attached hereto under, as applicable, the McQueen International Group Second Unapproved Share Option Scheme, the McQueen International Group Unapproved Share Option Scheme, the McQueen International Group Second Shadow Unapproved Share Option Scheme and the McQueen International Group Shadow Unapproved Share Option Scheme to subscribe in the aggregate among all the Optionholders for 44,924 'B' Ordinary Shares of 10p each of the Company on the Closing Date in consideration of and subject to the grant to him on the Closing Date of new rights which are substantially similar to the Old Rights but relate to SEi Stock. In consideration of the foregoing releases of their Old Rights by the Optionholders, SEi hereby grants to the Optionholders, conditional on Closing, rights relating to the number of shares of SEi Stock set forth opposite the name of the Optionholder in Part 2 of the

Schedule attached to this Agreement, which will be held under the rules of the SEi Stock Option Plan.

         SECTION 2.6. CONVERSION OF C NOTE AND CONSENT TO TRANSACTIONS. IBJ Schroder Bank and Trust Company as trustee of the Rand McNally Earn Out Trust ("IBJ") has converted the 'C' Note into 64,888 C Ordinary Shares of 10p each of the capital stock of the Company which are part of the Sale Shares and shall be acquired by SEi as provided in this Article II. IBJ hereby consents to the transactions contemplated by this Agreement. IBJ agrees with SEi, as Noteholder and as trustee for the Noteholders (as defined in the Trust Deed aftermentioned), that the consummation of the transactions contemplated in this Agreement does not, and will not be claimed by IBJ nor any transferees, to constitute an Event of Default under the Trust Deed ("the Trust Deed") between the Company and Rand McNally & Company dated 7th April 1997 (under which IBJ is now the trustee) and further that neither IBJ nor any transferees will have any entitlement whatsoever to prepayment or acceleration of the payment of the A1 Notes, the A2 Notes or the B Notes (as defined in the Trust Deed) (i) for a period of 6 months from Closing except as a result of circumstances included within sub-clauses 8(A)(i), (iv), (v) or (x) only of the Trust Deed but shall otherwise be entitled to exercise in full all other rights and remedies available to it or them under the Trust Deed as long as the exercise of any such rights or remedies does not result in the obligation to prepay or to accelerate the payment of any such Notes and (ii) thereafter not solely or partially as a result of any repayment of any indebtedness to Bank of Scotland, any repayment of any indebtedness to CBE, any borrowings by the Company on an unsecured basis from SEi or any borrowings by the Company after the Closing of up to an aggregate outstanding amount of $10,000,000 having a priority and collateral position superior to that of said Notes as long as, on or before the date of any such secured borrowing, the Company is no longer indebted to CBE or Bank of Scotland for money borrowed by the Company and provided that SEi shall be responsible for all fees and outlays incurred by IBJ or its transferees in connection with the documentation of such priority position and related matters subject to a maximum amount of US$5,000.


                                  ARTICLE III

                            PAYMENT FOR SALE SHARES

         SECTION 3.1. DELIVERY OF PURCHASE PRICE SHARES. Upon the terms and subject to the conditions hereof, SEi shall issue and deliver the Purchase Price Shares to each of the Sellers other than CBE at the Closing, a certificate or certificates or, at SEi's option, an original or a facsimile copy of an irrevocable letter of instructions to the Transfer Agent for the issue and delivery of a certificate or certificates, issued in such Seller's name, each such certificate bearing or to bear the legend provided for in
Section 5.5(h) and evidencing or to evidence a number of shares equal to the applicable Seller's Shares.

         SECTION 3.2. PAYMENT FOR CBE SHARES. CBE has declined the opportunity to receive Purchase Price Shares as consideration for the sale of the CBE Shares. Consequently, upon the terms and subject to the conditions hereof, SEi shall purchase the CBE Shares at the Closing from CBE in consideration of Five Million Four Hundred and Eighteen Thousand Dollars ($5,418,000) in immediately available funds.

         SECTION 3.3. IAIN A MACDONALD. Iain A Macdonald has declined the opportunity to receive by way of grant to him on the Closing Date new rights which are substantially similar to the Old Rights but relate to SEi Stock. Consequently, upon and subject to the terms and the conditions hereof on the Closing Date Iain A Macdonald shall release the Old Rights (as provided for in
Section 2.5) in consideration of a payment to him from SEi of (pound)66,929.39.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                 OF WARRANTORS

         The Warrantors hereby jointly and severally represent and warrant to SEi as follows:

         SECTION 4.1. CORPORATE ORGANIZATION OF COMPANY.

                  The Company is a limited liability company duly incorporated and validly existing under the laws of Scotland and has the full right, power and authority to own, lease and operate all of its properties and assets and to carry out the Business as it is presently conducted by the Company. The Company is duly licensed or qualified to do business in each jurisdiction, if any, in which the ownership of property or the conduct of its Business requires such qualification or license and, in such of these jurisdictions, if any, which recognize the concept of good standing, the Company is in good standing.
Section 4.1 of the Disclosure Schedule sets forth a list of all jurisdictions, if any, in which the Company is licensed or qualified to transact business as a foreign company. Except for the Subsidiaries and the Investments, there are no Persons in which the Company, directly or indirectly, owns any capital stock or any equity interest.

         SECTION 4.2. CORPORATE ORGANIZATION OF SUBSIDIARIES AND INVESTMENTS.

                  Section 4.2(i) of the Disclosure Schedule sets forth a list (including the full legal name of the Person and its jurisdiction of organization) of all Persons in which the Company holds directly or indirectly a controlling or majority ownership interest. Section 4.2(ii) of the Disclosure Schedule sets forth a list (including the full legal name of the Person and its jurisdiction of organization) of all other Persons in which the Company directly or indirectly holds an ownership interest. Each of the Subsidiaries and, to the knowledge of the Warrantors, each of the Investments is a limited liability entity duly organized and validly existing under the laws of the jurisdiction set forth opposite its name in Section 4.2(i) or 4.2(ii) of the Disclosure Schedule with the full right, power and authority to own, lease and operate all of its respective properties and assets and to carry out the Business as it is presently conducted by such Subsidiary or Investment. Each of the Subsidiaries and, to the knowledge of the Warrantors, each of the Investments is duly licensed or qualified to do business in each jurisdiction, if any, in which the ownership of property or the conduct of its Business requires such qualification or license and, in such jurisdictions, if any, which recognize the concept of good standing, each of the Subsidiaries and, to the knowledge of the Warrantors, each of the Investments is in good standing. Section 4.2(iii) of the Disclosure Schedule sets forth a list (subdivided by Person) of all jurisdictions, if any, in which a Subsidiary or, to the knowledge of the Warrantors, an Investment is licensed or qualified to do business as a foreign company or entity. Except as set forth in Section 4.2(i) or (ii) of the Disclosure Schedule, there are no Persons in which any Subsidiary or, to the knowledge of the Warrantors, any Investment directly or indirectly, owns any capital stock or any equity interest.

         SECTION 4.3. CAPITALIZATION OF COMPANY.

                  (a) The authorised share capital of the Company is (pound)3,727,166.80 divided into 632,801 5% Cumulative Redeemable Preference Shares of (pound)1 each, 2,408,272 'A' 5% Cumulative Convertible Participating Preference Shares of (pound)1 each, 150,765 Ordinary Shares of 10p each, 361,772 'A' Ordinary Shares of 10p each, 206,179 'B' Ordinary Shares of 10p each, 343,041 'C' Ordinary Shares of 10p each, 44,114 Cumulative Convertible Participating Preferred Ordinary Shares of 10p each, 1 'D' Ordinary Share of (pound)1, 573,405 unclassified shares of (pound)1 each and 21,007 unclassified shares of 10p each.

                  (b) The Sale Shares are owned by the Shareholders in the amounts set forth opposite their respective names in Part 1 of the Schedule attached hereto and represent all the issued share capital of the Company and have been duly authorized and validly issued, are fully paid, were issued without violation of any preemptive rights, and can be transferred to SEi as provided herein free of any preemptive rights. Except for this Agreement and as set forth in Section 4.3(b) of the Disclosure Schedule, there are no options, warrants or other rights, nor any agreements, commitments or arrangements of any kind, relating to the subscription for or the issuance, voting, acquisition, sale, repurchase, transfer or disposition of (i) any share capital of the Company or securities convertible into or exchangeable for share capital of the Company, or (ii) any options, warrants or subscription rights relating to any such share capital or other securities of the Company.

                  (c) The Company has not repaid any stated share capital to any of the Sellers, or to any prior holder of the Company's share capital, or paid out any other equity capital in a manner which would adversely affect (other than by reason of depletion of cash) the Company's ability to pay dividends in a situation in which the Company would otherwise be permitted to pay dividends according to Scots law. Except as disclosed in Section 4.3(c) of the Disclosure Schedule, all issued share capital of the Company has been registered and beneficially owned at all times during the last five years exclusively by individual citizens of the United Kingdom, or other Persons organized and existing under the laws of Scotland or England and Wales.

         SECTION 4.4. CAPITALIZATION OF SUBSIDIARIES AND INVESTMENTS.

                  The aggregate authorized equity capital of each Subsidiary and, to the knowledge of the Warrantors, each Investment, and the percentage and amount of the issued equity capital owned by the Company, are set forth in
Section 4.4 of the Disclosure Schedule. Except as set forth in Section 4.4 of the Disclosure Schedule, the issued equity capital set forth in Section 4.4 of the Disclosure Schedule with respect to each of the Subsidiaries and, to the knowledge of the Warrantors, with respect to each of the Investments has been duly authorized and validly issued, is fully paid, and was issued without violation of any preemptive rights. Except as set forth in Section 4.4 of the Disclosure Schedule, the Subsidiaries and, to the knowledge of the Warrantors, the Investments have not repaid any equity capital to any holder of their respective equity capital, or to any prior holder of such equity capital, or paid out any other equity capital in a manner which would adversely affect (other than by reason of depletion of cash) such Subsidiary's or Investment's ability to pay dividends in a situation in which such Subsidiary or Investment would otherwise be permitted to pay dividends according to the law of such Subsidiary's or Investment's domestic jurisdiction. Except for this Agreement and as set forth in Section 4.4 of the Disclosure Schedule, there are no options, warrants or other rights, nor any agreements, commitments or arrangements of any kind, relating to the subscription for or the issuance, voting, acquisition, sale, repurchase, transfer or disposition of (i) any equity capital of, or securities convertible into or exchangeable for equity capital of, any of the Subsidiaries or, to the knowledge of the Warrantors, the Investments, or (ii) any options, warrants or subscription rights relating to any such equity capital or other securities of any of the Subsidiaries or, to the knowledge of the Warrantors, the Investments.

         SECTION 4.5. OWNERSHIP OF SUBSIDIARY AND INVESTMENT SHARE CAPITAL,
                      TITLE.

         Except as disclosed in Section 4.5 of the Disclosure Schedule, the Company is the beneficial and registered owner of the share capital in the Subsidiaries and the Investments set forth in Section 4.4 of the Disclosure Schedule. Except as disclosed in Section 4.5 of the Disclosure Schedule, all issued share capital of the Subsidiaries and, to the knowledge of the Warrantors, all issued share capital of the Investments has been registered and beneficially owned at all times during the last five years exclusively by individual citizens of the United Kingdom, or other Persons organized and existing under the laws of Scotland or England and Wales. The Company or a Subsidiary has and will have, on the Closing Date, full right and title to such share capital, free and clear of all liens, pledges, encumbrances, claims, security interests, charges, voting trusts, voting agreements, other agreements, rights, options, warrants or other restrictions of any kind, nature or description, other than those referenced in Section 4.4 of the Disclosure Schedule or imposed by applicable United States securities laws.

         SECTION 4.6. CONSENTS AND APPROVALS; NO VIOLATIONS. Except as set forth in Section 4.6 of the Disclosure Schedule, the execution, delivery and performance by each of the Sellers of this Agreement and the Related Agreements to which he is a party will not (with or without the giving of notice or the passage of time, or both) (a) breach any applicable provision of law or any rule or regulation of any national, federal, state, provincial or local administrative agency or governmental authority applicable to the Company, any of the Subsidiaries or, to the knowledge of the Warrantors, any of the Investments, or any order, writ, injunction, interdict, judgment or decree of any court, administrative agency or governmental authority applicable to the Company, any of the Subsidiaries or, to the knowledge of the Warrantors, any of the Investments, (b) breach the organizational or constitutional documents of the Company, any of the Subsidiaries or, to the knowledge of the Warrantors, any of the Investments, (c) violate or require any consent, waiver or approval under, result in a breach, modification or termination of any provisions of, constitute a default under, affect the rights under or enforceability of, result in the imposition of any pledge, security interest or other encumbrance pursuant to, or give any Person the right to terminate, modify or renegotiate any provision of, any agreement, indenture, mortgage, security, charge, deed of trust, lease, license, or other instrument to which the Company, any of the Subsidiaries or, to the knowledge of the Warrantors, any of the Investments is a party or by which the Company, any of the Subsidiaries or, to the knowledge of the Warrantors, any of the Investments is bound, or any license, permit or certificate held by the Company, any of the Subsidiaries or, to the knowledge of the Warrantors, any of the Investments including, without limitation, those listed in the Disclosure Schedule, (d) require any consent or approval by, notice to or registration with any governmental authority or other Person which is applicable to the Company, any of the Subsidiaries or, to the knowledge of the Warrantors, any of the Investments, or (e) result in the creation of any lien, claim, encumbrance or charge upon any property or assets of the Company, any of the Subsidiaries or, to the knowledge of the Warrantors, any of the Investments.

         SECTION 4.7 FINANCIAL STATEMENTS.

                  (a) Except as disclosed in Section 4.7(a) of the Disclosure Schedule, Section 4.7(a) of the Disclosure Schedule contains (i) the audited consolidated balance sheet and the related audited consolidated profit and loss statement (including any related notes thereto) of the Company and the Subsidiaries, as of and for the fiscal years ended February 28, 1996 and February 28, 1997 (the latter being the "Audited

Accounts"), and (ii) the Management Accounts (collectively, the "Financial Statements").

                  (b) Except as set forth on Section 4.7(b) of the Disclosure Schedule, the Management Accounts are consistent with the books and records of the Company and the Subsidiaries and fairly present the financial position of the Company and the Subsidiaries as of the Management Accounts Date, and all other Financial Statements (i) are in accordance with the books and records of the Company and the Subsidiaries as of the respective dates such Financial Statements were prepared; (ii) have been prepared in accordance with principles of orderly bookkeeping, the Companies Act 1985 and applicable FRSs applied on a consistent basis throughout the periods involved, respecting principles of prudence and continuity; and (iii) present a true and fair view of the state of affairs and the financial positions of the Company and the Subsidiaries as of the respective dates thereof and, in the case of the related profit and loss accounts, the results of operations and earnings of the Company and the Subsidiaries for the respective periods indicated.

                  (c) Section 4.7(c) (i) of the Disclosure Schedule contains the audited balance sheet and related audited profit and loss statement (including any related notes thereto) of each of the Investments as of and for the fiscal year ended March 31, 1997. Except as set forth on Section 4.7(c)(ii) of the Disclosure Schedule, to the knowledge of the Warrantors, the financial statements set forth in Section 4.7(c)(i) of the Disclosure Schedule (i) are in accordance with the books and records of the Investments as of the date of such financial statements were prepared; (ii) have been prepared in accordance with the principles of orderly bookkeeping and applicable accounting principles applicable to the Investments; and (iii) present a true and fair view of the state of affairs and financial positions of the Investments as of the date thereof and, in the case of the related profit and loss statements, the results of operations and earnings of the Investments for the respective periods indicated.


         SECTION 4.8. UNDISCLOSED LIABILITIES. Except as set forth on Section
4.8 of the Disclosure Schedule, none of the Company, the Subsidiaries and, to the knowledge of the Warrantors, the Investments has any liabilities (absolute, accrued, contingent or otherwise) which would be required to be reflected in a balance sheet or in the notes thereto prepared as at Closing under the Companies Act 1985 and FRSs (or, in respect of any of the Subsidiaries or Investments which prepare its annual accounts under or pursuant to legislation or standards of or applicable in a country other than the United Kingdom, that legislation or those standards, as the case may be) except, (a) liabilities reflected or reserved against in the Management Accounts, and (b) liabilities incurred since the Management Accounts Date in the ordinary course of business, and which, in the aggregate with respect to the Company on a consolidated basis, do not exceed $125,000.

         SECTION 4.9. TAXES. Except as set forth in Section 4.9 of the Disclosure

Schedule, each of the Company, the Subsidiaries and, to the knowledge of the Warrantors, the Investments has timely filed all returns, declarations, reports, information returns, computations, and statements required to be filed by it (the "Returns") in respect of any Taxes and has paid all Taxes currently due and payable by it. Except as set forth in Section 4.9 of the Disclosure Schedule, the Returns accurately and completely reflect the facts regarding the income, gains, taxable amounts of any type, properties, operations and status of any entity required to be shown thereon, and no notice of any proposed deficiency, assessment or levy in respect of Taxes has been received by the Company, any Subsidiary or, to the knowledge of the Warrantors, any Investment. Except as set forth in Section 4.9 of the Disclosure Schedule, neither the Company, nor any of the Subsidiaries, nor, to the knowledge of the Warrantors, any of the Investments is currently or, during the past five years, has been the subject of an audit, dispute, or inquiry, or in receipt of a notice that it is being or will be audited, disputed, or inquired into, by a relevant Taxing authority, or has agreed to any extension of time of any applicable statute of limitations period (or similar restriction) with a relevant Taxing authority. Except as set forth in Section 4.9 of the Disclosure Schedule, each of the Company, the Subsidiaries and, to the knowledge of the Warrantors, the Investments has duly withheld from each payment from which such withholding is required by law, the amount of all Taxes or other deductions required to be withheld therefrom and has paid the same (to the extent due) together with the employer's share of the same and all Taxes chargeable (to the extent due) on, or deductible by, the employer in respect of benefits provided for employees or former employees, if any, to the proper Tax or other receiving officers. There is no agreement or consent made, nor any commitment to enter into any agreement or consent, under Section 341(f) of the Code affecting the Company, a Subsidiary or, to the knowledge of the Warrantors, an Investment. Except as set forth in Section 4.10(b) of the Disclosure Schedule, there are no liens or other burdens or restrictions for any Tax on any of the assets of the Company, a Subsidiary or, to the knowledge of the Warrantors, an Investment. To the knowledge of the Warrantors with respect to the Investments and except as set forth in Section 4.9 of the Disclosure Schedule, (i) the charges, accruals, and reserves for Taxes due, or accrued but not yet due, relating to the income, gains, taxable amounts of any type, properties, or operations of each of the Subsidiaries and the Investments as are organized under the laws of the United States of America for any period prior to or up to and including the Closing Date as reflected in the books of each such Subsidiary and Investment are adequate in all respects to cover such Taxes; (ii) the Audited Accounts for the period ended February 28, 1997 make proper provision or reserve for (or, as appropriate, disclose by way of note) all liabilities (actual, deferred, contingent or disputed) of the Company and the Subsidiaries for Taxes as at February 28, 1997; (iii) all Tax deficiencies which have been notified to the Company, any Subsidiary or any Investment have been fully paid or finally settled; (iv) no issue has been raised in any examination of the Company, a Subsidiary or an Investment which, by application of similar principles, can be expected to result in the notification of a Tax deficiency for any other year not so examined; and (v) each of the Company, the Subsidiaries and the Investments has incurred liabilities for Taxes only in the ordinary course of its Business. Save in respect of

(a) any Liability to Taxation or Claim for Taxation to the extent that proper provision or reserve was made in the Audited Accounts for the period ended February 28, 1997;

(b) any Liability to Taxation or Claim for Taxation for which any of the Company, the Subsidiaries or the Investments is or may be liable wholly or primarily as a result of transactions in the normal course of their respective businesses since February 28, 1997, neither the Company nor any of the Subsidiaries or, to the knowledge of the Warrantors, the Investments has, or will have, any Liability to Taxation or liability to settle any Claim for Taxation where the Liability to Taxation or the Claim for Taxation:-

         (x) arises or is made wholly or partly in respect of or in consequence of any acts, omissions or transactions of the Company or any of its Subsidiaries or of the Sellers or the Investments occurring or entered into on or before the Closing Date; or

         (y) results from or is calculated by reference to any actual or deemed income, profits or gains earned, received or accrued, or deemed to have been earned, received or accrued, on or before the Closing Date.

Except as set forth in Section 4.9 of the Disclosure Schedule, none of the Company, the Subsidiaries and, to the knowledge of the Warrantors, the Investments is, or will become, liable to pay or make reimbursement or indemnity in respect of any Taxes (or amounts corresponding thereto) in consequence of the failure by any other Person to discharge such Taxes within any specified period or otherwise where such Taxes relate to income, gains, taxable amounts of any type, events, omissions, or circumstances arising, occurring, or deemed to arise or occur (whether wholly or partly) before the Closing Date. Except as set forth in Section 4.9 of the Disclosure Schedule, each of the Company, the Subsidiaries and, to the knowledge of the Warrantors, the Investments has complied in all material respects with all requirements, orders, provisions, directions, or conditions relating to value added tax and any system of indirect taxation in any part of the world, and, in relation to value added tax, no company which forms part of a Group for United Kingdom value added tax purposes has taken any action which would prejudice its membership of that Group. Except as set forth in Section 4.9 of the Disclosure Schedule, none of the Company, the Subsidiaries and, to the knowledge of the Warrantors, the Investments has engaged in any scheme or arrangement of which the main purpose, or one of the main purposes, was the avoidance of or a reduction in liability to any Taxes. The execution or completion of this Agreement will not result in any profit or gain being deemed to accrue to the Company, any Subsidiary or, to the knowledge of the Warrantors, any Investment. Except as set forth in Section 4.9 of the Disclosure Schedule, none of the Company, the Subsidiaries and, to the knowledge of the Warrantors, the Investments has ever conducted business in the United States, has ever had any assets, employees or shareholders located or resident in the United States, or has ever made any election with the United States Internal Revenue Service regarding Taxes in the United States.

         SECTION 4.10. TITLE TO PROPERTIES.

                  (a) Section 4.10(a) of the Disclosure Schedule sets forth a complete and accurate list (subdivided by Person) (the "Properties List") of the Real Property and the Leased Real Property, including the address of each parcel, as of the Management Accounts Date. Except as set forth in Section 4.10(a) of the Disclosure Schedule, except for the Real Property and the leasehold interests in the Leased Real Property, neither the Company, nor any of the Subsidiaries, nor to the knowledge of the Warrantors, any of the Investments owns, or has ever in the last three years owned, in whole or in part, any interests in any real or heritable property.

                  (b) The Real Properties and the Leased Real Property appearing on the Properties List include all the land and buildings owned, leased or occupied by the Company and the Subsidiaries for the purpose of the Business. Except as set forth in Section 4.10(b) of the Disclosure Schedule, none of the Company and the Subsidiaries has entered into any contract, arrangement, or agreement for the purchase or lease of any real or heritable property and the Company and the Subsidiaries have the exclusive, undisputed and unrestricted possession of the properties listed opposite their names in the Properties List. The Company and the Subsidiaries have not entered into any agreement or arrangement to dispose of any interest in any of the properties on the Properties List.

                  (c) The Company and the Subsidiaries have good, valid and marketable title to the properties listed opposite their names in the Properties List free from all options, liens, securities, charges, mortgages, security charges, encumbrances, tenancies (including tenancies protected by statute or otherwise) and rights of occupation and the properties listed in the Properties List are not subject to any covenants, restrictions, stipulations, servitudes, wayleaves, licenses, grants overriding interests, or conditions which would materially affect the value or use of the properties listed in the Properties List or to any option, right of pre-emption or right of first refusal.

                  (d) Except as set forth in Section 4.10(d) of the Disclosure Schedule, the Company and the Subsidiaries have not received any written notice of any breach of any, and the Company and the Subsidiaries have complied with all material, obligations or covenants, including statutory obligations relating to the Properties on the Properties List. The Company has made available to SEi all title deeds, land certificates, and/ other documentation affecting, qualifying, or relating to the interests of the Company and the Subsidiaries in the Real Property. The Company has made available to SEi all title deeds, land certificates and other documentation affecting, qualifying or relating to the interests of the Company and the Subsidiaries in the leasehold interests in the Leased Real Property, including all consents and permission granted thereunder. Except as set forth in Section 4.10(d) of the Disclosure Schedule, none of the Company and the Subsidiaries is a party to any negotiations concerning the documentation affecting the Real Property or any of the leasehold interests in the Leased Real Property.

                  (e) Section 4.10(e) of the Disclosure Schedule contains a list (subdivided by Person) which is complete and accurate in all material respects of all fixed assets used in the Business and owned by the Company or a Subsidiary ("the Asset Register").

                  (f) Except for the normal reservation of title of suppliers to the extent not paid and as set forth in Section 4.10(f) of the Disclosure Schedule, each of the Company, the Subsidiaries and, to the knowledge of the Warrantors, the Investments has good and marketable title to all the movable property and assets (tangible and intangible) reflected as owned by it in the Management Accounts or acquired since the Management Accounts Date (except for properties and assets disposed of since such date in the ordinary course of business and consistent with past practice), free and clear of all liens, charges, security interests or other encumbrances of any nature whatsoever.

                  (g) Except as set forth in Section 4.10(g) of the Disclosure Schedule, all assets listed in the Properties List or the Asset Register (i) are now in the possession of the Company, the Subsidiaries or, to the knowledge of the Warrantors, the Investments; (ii) are not subject to any claim by any other Person with a right to possession of all or any part of such assets;
(iii) are in good operating condition (ordinary wear and tear excepted); (iv) are not, individually or in the aggregate, in need of any repairs which individually or in the aggregate could cost in excess of $125,000; and (v) are located on the Leased Real Property or the Real Property.


         SECTION 4.11. ABSENCE OF CHANGES. Except as set forth in Section 4.11 of the Disclosure Schedule, since February 28, 1997, each of the Company and each of the Subsidiaries and, to the knowledge of the Warrantors, each of the Investments has operated only in the ordinary course of the Business in all respects. Except as set forth in Section 4.11 of the Disclosure Schedule, since February 28, 1997, there has not been, with respect to the Company on a consolidated basis nor with respect to the Company, any Subsidiary or, to the knowledge of the Warrantors, any Investment:

                  (a) any change or changes in the Business, financial condition, properties, results of operations or assets or liabilities, other than changes in the ordinary course of the Business and other changes which singularly or in the aggregate, have not had and will not have a Material Adverse Effect;

                  (b) any damage or destruction, loss or other casualty, however arising and whether or not covered by insurance which, singularly or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect;

                  (c) any indebtedness incurred for borrowed money (except by endorsement for collection or for deposit of negotiable instruments received in the ordinary course of the Business it conducts) or any agreement to incur any such indebtedness;

                  (d) any change in the accounting methods, procedures or practices or any change in depreciation or amortization policies or rates theretofore adopted;

                  (e) any amendment or termination of any contract, agreement, lease, franchise or license which, singularly or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect;

                  (f) any amendment of its organizational or constitutional documents, as applicable;

                  (g) any mortgage, pledge or other encumbering of any property or assets (other than a lien or hypothec arising in the ordinary course of business in respect of obligations which are not overdue);

                  (h) any liability or obligation incurred which is still outstanding and in excess of $10,000, except liabilities incurred in the ordinary course of the Business it conducts, or any cancellation or compromise of any debt owed to or claim by such Person with a value in excess of $50,000, or any waiver or release of any right of value in excess of $50,000 to the Business it conducts;

                  (i) any sale, transfer, lease, abandonment or other disposal of any machinery, equipment or real or heritable property with a fair market value in excess of $50,000 or, except in the ordinary course of the Business it conducts, any sale, transfer, lease, abandonment or other disposal of any portion of any other properties or assets (real, heritable, personal or mixed, tangible or intangible) with a fair market value in excess of $50,000;

                  (j) any transfer, disposal or grant of any rights under any Intellectual Property owned by or licensed to such Person, or any disposal of or disclosure to any other Person other than representatives of SEi of any trade secret, formula, process or know-how not theretofore a matter of public knowledge; except, in each case, in the ordinary course of the Business it conducts;

                  (k) any single capital expenditure made, or any commitment to make any capital expenditure, in excess of $50,000 for any tangible or intangible capital assets, additions or improvements, except in the ordinary course of the Business it conducts;

                  (l) any declaration, payment or reservation for payment of any dividend or other distribution in respect of the share capital of such Person or any other securities, or any redemption, purchase or other acquisition, directly or indirectly, of any share capital or other securities of such Person;

                  (m) any grant or extension of any power-of-attorney or guaranty in respect of any other Person;

                  (n) any forward purchase commitment that is not in the ordinary course of the Business it conducts and which is still outstanding;

                  (o) the adoption of any ruling, law, ordinance, statute, rule, regulation, code, or other requirement of any governmental authority which materially adversely affects such Person or the Business it conducts; or

                  (p) any entry into any binding agreement, whether in writing or otherwise, to take any action described in this Section 4.11.

         SECTION 4.12. INTELLECTUAL PROPERTY.

                  (a) Section 4.12(a) of the Disclosure Schedule contains a list (subdivided by Person), which is accurate and complete in all material respects, and description of all Software Contracts with a fair market value, or involving the payment or receipt of any amount, in excess of $50,000 to which any of the Company, a Subsidiary or, to the knowledge of the Warrantors, an Investment is a party or to which the Company, a Subsidiary or, to the knowledge of the Warrantors, an Investment or any of the assets owned, used or held for use by the Company, a Subsidiary or, to the knowledge of the Warrantors, an Investment is subject, subdivided under the following categories:

                           (i)   License agreements from third parties;

                           (ii)  development contracts, work-for-hire
agreements and consulting and employment agreements;

                           (iii) distributorship, dealership, franchise and
commercial sales representation agreements;

                           (iv)  License agreements and sublicense agreements
to others; and

                           (v)   maintenance, support and enhancement
agreements.

Except as disclosed in Section 4.12(a) of the Disclosure Schedule, no fees or royalties are payable or will be payable under the Software Contracts described in Section 4.12(a)(i) as a result of continued use by the Company, a Subsidiary or, to the knowledge of the Warrantors, an Investment of the licensed Software in the ordinary course of the Business, other than fees or royalties due for upgrades.

                  (b) Section 4.12(b) of the Disclosure Schedule contains a list (subdivided by Person) which is accurate and complete in all material respects, and description of all Intellectual Property having a fair market value in excess of $50,000 owned or used by, or licensed to, the Company, a Subsidiary or, to the knowledge of the Warrantors, an Investment in the conduct of the Business, subdivided under the following categories:

                           (i)   Copyrights owned by, licensed to or used by
the Company, a Subsidiary or an Investment, showing in each case, the owner, licensor, if any, and, where registered, the country of registration, registration number, title and date of issuance.

                           (ii)  Software used or possessed by the Company, a
Subsidiary or an Investment which is the subject of a License in favor of the Company, a Subsidiary or an Investment.

                           (iii) Software owned by the Company, a Subsidiary or
an Investment, showing in each case, the name of the product, the current release number of the product, the release numbers of all prior releases and the date of such releases and the registration number, if any, of all registered Copyrights in such product.

                           (iv)  Trademarks and Trade Names adopted and used by
the Company, a Subsidiary or an Investment, showing in each case, the Trademark or Trade Name, its domestic and foreign registration numbers, if any, the countries of such registration, its date of registration and the date of its most recent renewal or affidavit of continued use, if any.

                           (v)   Registered Patent Rights owned or used by the
Company, a Subsidiary or an Investment in the Business, showing in each case the country of registration, the registration number, the title and date of issue.

                  (c) Except for the rights and Licenses validly and effectively established by the Software Contracts and as otherwise disclosed in
Section 4.12(c) of the Disclosure Schedule , to the knowledge of the Warrantors, the Company, a Subsidiary or an Investment owns all right, title and interest in the Intellectual Property required to be identified on Section 4.12(b) of the Disclosure Schedule, free and clear of any encumbrance.

                  (d) Except as disclosed in Section 4.12(d) of the Disclosure Schedule, to the knowledge of the Warrantors (i) all registrations for Copyrights, Patent Rights and Trademarks required to be identified in
Section 4.12(b) of the Disclosure Schedule as being owned by the Company, a Subsidiary or an Investment are valid and in force and applications to register any unregistered Copyrights, Patent Rights and Trademarks so identified are pending and unchallenged; (ii) the Intellectual Property owned by each and any of the Company, the Subsidiaries and the Investments is valid and enforceable; and (iii) the Company, a Subsidiary or an Investment has the exclusive right to bring actions for infringement or unauthorized use of the Intellectual Property.

                  (e) Except as disclosed in Section 4.12(e) of the Disclosure Schedule, to the knowledge of the Warrantors, all Software required to be disclosed in Section 4.12(b) of the Disclosure Schedule is subject to valid and enforceable copyrights solely owned by the Company, a Subsidiary or an Investment, and to the knowledge of the Warrantors, in no instance has the eligibility of the Software for protection under applicable copyright law been forfeited to the public domain.

                  (f) The Company, the Subsidiaries and, to the knowledge of the Warrantors, the Investments take reasonable steps to keep confidential their Trade Secrets. To the knowledge of the Warrantors, there has been no material breach of the confidentiality of any such Trade Secret.

                  (g) Except as disclosed in Section 4.12(g) of the Disclosure Schedule, to the knowledge of the Warrantors, all personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of the Software, Technical Documentation or Intellectual Property on behalf of the Company, a Subsidiary or an Investment either (i) have been party to a "work-for-hire" arrangement or agreement in accordance with applicable law that has accorded the Company, a Subsidiary or an Investment full, effective, exclusive and original ownership of all tangible and intangible property arising thereby, or (ii) have executed appropriate instruments of assignation in favor of the Company, a Subsidiary or an Investment as assignee that have conveyed to the Company, a Subsidiary or an Investment full effective and exclusive ownership of all tangible and intangible property thereby arising.

                  (h) Except as disclosed in Section 4.12(h) of the Disclosure Schedule, to the knowledge of the Warrantors, the Technical Documentation of each and any of the Company, the Subsidiaries and the Investments includes the system documentation, statements of principles of operation, flow charts, algorithms and schematics for all Software required to be disclosed in Section 4.12(b) of the Disclosure Schedule, as well as any pertinent commentary or explanation that may be necessary to render such materials understandable and usable by a computer programmer of ordinary skill.

                  (i) Except as disclosed in Section 4.12(i) of the Disclosure Schedule, to the knowledge of the Warrantors, (i) the Company, the Subsidiaries and the Investments have validly and effectively obtained the right and license to use, copy, modify and distribute the third party programming and materials contained in the Software and Technical Documentation required to be disclosed on Section 4.12(b) of the Disclosure Schedule pursuant to the Software Contracts identified as "Licenses from third parties" in Section 4.12(a)(i) of the Disclosure Schedule; (ii) such Software and Technical Documentation contain no other programming or materials in which any third party may claim superior, joint or common ownership, including any right or License; and (iii) such Software and Technical Documentation do not contain derivative works of any programming or materials not owned in their entirety by the Company, a Subsidiary or, to the knowledge of the Warrantors, an Investment and included in the Intellectual Property.

                  (j) To the knowledge of the Warrantors, none of the Company, the Subsidiaries and the Investments has granted, transferred, or assigned any right or interest in its Software, Technical Documentation or Intellectual Property to any Person, except pursuant to the Software Contracts identified as "distributorship, dealerships, franchise, and commercial sales representation agreements" or "License and sublicense agreements to others" in Section 4.12(a) of the Disclosure Schedule. To the knowledge of the Warrantors, there are no contracts, agreements, Licenses or other commitments and arrangements in effect with respect to the marketing, distribution, licensing or promotion of the Software or any Intellectual Property by any independent sales person, distributor, sublicensor or other remarketer or sales organization, except for the Software Contracts identified as "distributorship, dealership, franchise, and commercial sales representation agreements" in Section 4.12(a) of the Disclosure Schedule.

         SECTION 4.13. LEASES. The Properties List and Section 4.13 of the Disclosure Schedule contains an accurate and complete list (subdivided by Person) of all leases pursuant to which the Company, a Subsidiary or, to the knowledge of the Warrantors, an Investment leases (as lessor or lessee) real, heritable, or personal property. Except as set forth in Section 4.13 of the Disclosure Schedule, all such leases are in full force and effect and are valid, binding and enforceable against the Company, the Subsidiary or the Investment, as applicable, and, to the knowledge of the Warrantors, against each other party thereto in accordance with their terms; there are no existing defaults or events which, with the giving of notice or the lapse of time or both, would constitute a default thereunder by the Company, the Subsidiary or the Investment, as applicable, or to the knowledge of the Warrantors, any other parties thereto. All rents due to date pursuant to each such lease have been timely paid. The Company, the Subsidiaries and the Investments are in compliance with the terms and conditions of each such lease in all material respects, and, to the knowledge of the Warrantors, all of the covenants to be performed by any other party under each such lease have been fully performed in all material respects. All leased items of personalty which are material to the Business are in good operating condition (reasonable wear and tear excepted). Each such lease contains terms and conditions obtained from independent third parties and negotiated in good faith at arms-length. None of the rights of the Company, the Subsidiary or, to the knowledge of the Warrantors, the Investment, as applicable, under each such lease is subject to termination or modification as a result of the transactions contemplated hereby. All warranties in this
Section 4.13 relating to leases of the Investments are made only to the knowledge of the Warrantors.

         SECTION 4.14. BANK ACCOUNTS; INVESTMENTS; POWERS OF ATTORNEY.

                  (a) Section 4.14(a) of the Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company, a Subsidiary or, to the knowledge of the Warrantors, an Investment maintains safe deposit boxes or accounts of any nature and the names (and limits, if any) of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

                  (b) Section 4.14(b) of the Disclosure Schedule sets forth an accurate and complete list (subdivided by Person) and description (including interest rates and other significant terms) of all funds, securities and other instruments (excluding interest bearing bank accounts) in which excess cash of the Company, a Subsidiary or, to the knowledge of the Warrantors, an Investment was invested as of the Management Accounts Date.

                  (c) Except as set forth in Section 4.14(c) of the Disclosure Schedule, none of the Company, the Subsidiaries and, to the knowledge of the Warrantors, the Investments, nor, to the knowledge of the Warrantors, any of their respective Affiliates beneficially or of record owns any shares of SEi Stock.

                  (d) None of the Company, the Subsidiaries, and, to the knowledge of the Warrantors, any of the Investments has granted or extended to any Person, or is otherwise subject to or bound by, any power of attorney which remains in effect.

         SECTION 4.15. MATERIAL CONTRACTS AND CUSTOMERS.

                  (a) Section 4.15(a) of the Disclosure Schedule contains an accurate and complete list (subdivided by Person) of all material contracts, agreements or other understandings or arrangements, written or oral, formal or informal, or commitments therefor, relating to the Business, assets or liabilities of Company, a Subsidiary, or, to the knowledge of the Warrantors, an Investment, (collectively, the "Contracts") namely :

                      (i) agreements involving payment or receipt during any twelve-month period of an amount in excess of $50,000 including, without limitation, agreements for the purchase or sale of products, materials, supplies, equipment or services, distributor, sales agency, manufacturer's representative, consignment and customer agreements and agreements for capital expenditures;

                      (ii) agreements not cancelable by the Company, the Subsidiary or the Investment, as applicable, without penalty upon notice of not more than 180 days;

                      (iii) agreements with any governmental entity, agency or authority;

                      (iv) agreements limiting the freedom of the Company, a Subsidiary or an Investment to engage in any line of business or to compete with any other Person;

                           (v)    secrecy agreements;

                           (vi)   indentures, mortgages, promissory notes, loan
and credit agreements, capital leases, security documents, bank letters and other evidences of indebtedness or other financing arrangements including sale and leaseback arrangements, installment purchases and deferred payment arrangements, whether involving the Company, a Subsidiary or an Investment as lender or borrower;

                           (vii)  guarantees of obligations of third parties;

                           (viii) agreements to indemnify third parties;

                           (ix)   agreements with any of the Company's, a
Subsidiary's or an Investment's shareholders, directors, or officers;

                           (x)    agreements which contain restrictions on the
payment of dividends or any other distribution in respect of the Company's, a Subsidiary's or an Investment's share or equity capital;

                           (xi)   to the knowledge of the Warrantors, any other
agreement which might reasonably be expected to materially adversely affect the business practices, operations or conditions of the Company, a Subsidiary or an Investment or any of their assets or property or which would prevent consummation of the transactions contemplated hereby;

                           (xii)  the agreements listed in Sections 4.12(a),
4.13(a), 4.13(b) and 4.18(c) of the Disclosure Schedule; and

                           (xiii) any other agreement or arrangement which is
material to the Company or a Subsidiary as a result of a non-financial term or provision of such agreement or arrangement.

Each of the warranties in Section 4.15(a) relating to contracts of the Investments are made only to the knowledge of the Warrantors.

                  (b) True and complete copies of each of the Contracts (other than the secrecy agreements identified in sub-paragraph (v) above as to which the Warrantors have provided to SEi the standard form of secrecy agreement utilized by the Company), have been provided to SEi by the Warrantors. With respect to each of the Company, the Subsidiaries and, to the knowledge of the Warrantors, the Investments that is a party to such Contract, each of the Contracts is in full force and effect. With respect to each other party to each Contract, to the knowledge of the Warrantors, each of the

Contracts is in full force and effect. There exists no default or event which, with the giving of notice or lapse of time or both, would constitute a default under any of the Contracts by the Company, a Subsidiary or, to the knowledge of the Warrantors, an Investment, as applicable, or, to the knowledge of the Warrantors, by any other party thereto. Except as referenced in Section 4.15(b) of the Disclosure Schedule, (i) none of the Company, the Subsidiaries and, to the knowledge of the Warrantors, the Investments is (or would be with or without the giving of notice or the passage of time, or both) in breach of the terms or conditions of any Contract in any respect; (ii) to the knowledge of the Warrantors, all the covenants to be performed by any other party thereto have been fully performed; and (iii) none of the rights of the Company, a Subsidiary or, to the knowledge of the Warrantors, an Investment, as applicable, under any of the Contracts is subject to termination or modification as a result of the transactions contemplated hereby. No notice of termination or nonrenewal has been given under any Contract. None of the Contracts with suppliers of goods or services to the Company, a Subsidiary or, to the knowledge of the Warrantors, an Investment, as applicable, requires the payment by or on behalf of the Company, a Subsidiary or, to the knowledge of the Warrantors, an Investment of any commission, royalty, fee, brokerage fee or other similar charge. The amounts set forth in this Section 4.15 with respect to the Contracts shall not be deemed to represent any standard of "materiality" with respect to the Contracts or otherwise for any other purpose and shall have no application to any other Section of this Agreement.

                  (c) Section 4.15(c) of the Disclosure Schedule contains an accurate and complete list (subdivided by Person) of the name and location of the fifteen (15) largest customers (the "Customers") and the fifteen (15) largest suppliers, in each case measured by revenues generated or amounts paid, of the Company and the Subsidiaries on a consolidated basis as of the Management Accounts Date. To the knowledge of the Warrantors, the relationships of each of the Company and the Subsidiaries with its respective Customers are good, no Warrantor is aware of any intention of any such Customers or suppliers to terminate or modify any of such relationships, and no Warrantor anticipates any adverse change in such relationships to result from the consummation of transactions contemplated by this Agreement. None of the Company, the Subsidiaries and, to the knowledge of the Warrantors, the Investments is generally required to provide bonding or any other security arrangements in connection with any transactions with its customers or suppliers.

                  (d) Section 4.15(d) of the Disclosure Schedule (and Part 3 of the Schedule attached hereto) contains a revenue schedule for the Company on a consolidated basis for the first eight months (through 31st October 1997) of the Company's current fiscal year ("the Consolidated Revenue Schedule").

The Warrantors warrant and confirm the following with respect to the Consolidated Revenue Schedule:

         (i) The Consolidated Revenue Schedule contains, in all material respects, a full, complete and accurate list of the revenue figures from the Company's 15 largest revenue customers (determined on a consolidated basis) listed in order of consolidated revenues for the period shown.

         (ii) The (pound)46.482 m represents the total revenues of the Company for the current period year through 31st October 1997 and represents the total of the revenues from the 15 largest customers plus the balance of customer revenues for the remaining customers which are combined under the heading "Other". None of the revenues for the period shown for individual customer included in Other category is greater than (pound)600,000.

         (iii) The designation as to each customer of whether the services and products being provided for that customer are either under a written contract, or a verbal agreement, or a mixture of both, is correct. The contracts for the customers shown as being under contract have not expired and are not under the contract terms due to expire within the next 60 days unless otherwise so identified in the Comment section of the Consolidated Revenue Schedule.

         (iv) The Warrantors have no knowledge of any notice of termination, reduction in products or services to be currently provided or to be provided in the future, or customer complaints which are material as to service or products, whether written or verbal, except as noted in the Comment section of the Consolidated Revenue Schedule.

         (v) All terms and provisions of the customers agreements for customers listed and those included under Other on the Consolidated Revenue Schedule, whether written or verbal, were negotiated in "arms length" transactions in the normal course of business, and do not contain terms, provisions, or any concessions not normally given or offered to customers in these types of businesses except as noted in the Comment section of the Consolidated Revenue Schedule.

         SECTION 4.16. RELATED TRANSACTIONS.

                  (a) Except as set forth in Section 4.16 of the Disclosure Schedule, to the knowledge of the Warrantors, none of the Company, the Subsidiaries and the Investments has any contractual relationship with, or any obligation or liability owed to, any of the Sellers, any Affiliate of a Seller, or any Person of which one or more Sellers is an Affiliate. All contractual relationships that any of the Company and the Subsidiaries has with any of the Sellers, any Affiliate of a Seller or any Person of which one or more Sellers is an Affiliate are on terms that are no less favorable to the Company or the Subsidiary, as the case may be, than would be the case with a non-affiliated party. To the knowledge of the Warrantors, all contractual relationships that any Investment has with any of the Sellers, any Affiliate of a Seller or any Person of which one or more Sellers is an Affiliate are on terms that are no less favorable to the Investment than would be the case with a non-affiliated party.

                  (b) Except as set forth in Section 4.16 of the Disclosure Schedule, none of the Warrantors, to the knowledge of the Warrantors, none of the directors and officers of the Company, the Subsidiaries and the Investments and, to the knowledge of the Warrantors, none of the Sellers has any interest, direct or indirect, in any Person which (i) is a competitor, customer, subcontractor or supplier of the Company, any of the Subsidiaries or, to the knowledge of the Warrantors, any of the Investments, or (ii) has an existing relationship with, or an interest in, the Company, any of the Subsidiaries or, to the knowledge of the Warrantors, any of the Investments, including but not limited to lessors of real, heritable, moveable, or personal property and Persons against which rights or options are exercisable by the Company, any of the Subsidiaries or, to the knowledge of the Warrantors, any of the Investments.

         SECTION 4.17. INSURANCE.

                  (a) Section 4.17(a) of the Disclosure Schedule contains an accurate and complete list (subdivided by Person) of all policies of insurance presently maintained with respect to the Company, a Subsidiary or, to the knowledge of the Warrantors, an Investment including, without limitation, "key man" insurance with respect to any employee. Such list includes a description of coverage, the amount of coverage and the name of the insurer or an indication that the Company, the Subsidiary or, to the knowledge of the Warrantors, the Investment, as the case may be, has self-insured any particular aspect of the Business. All such policies are in full force and effect and no notice of cancellation or termination has been received with respect to any such policy and there is, and has been, no default by the Company, the Subsidiary, or, to the knowledge of the Warrantors, the Investment, as applicable, with respect to its obligations under any such policy. Except as set forth in Section 4.17(b) of the Disclosure Schedule, none of the Warrantors, the Company, the Subsidiaries and, to the knowledge of the Warrantors, the Investments has received during the past three (3) years any written notice or other written communication from any insurance company declining to write insurance with respect to any part of the Business, or canceling or amending any of the Company's, a Subsidiary's or, to the knowledge of the Warrantors, an Investment's insurance policies or proposing to do so.
Section 4.17(c) of the Disclosure Schedule sets forth a summary of information (subdivided by Person) pertaining to property damage, personal injury and products liability claims filed by the Company, the Subsidiaries and, to the knowledge of the Warrantors, the Investments during the past three (3) years which exceed $50,000 in any instance, all of which have been paid or are being defended by the Company's, a Subsidiary's, or, to the knowledge of the Warrantors, an Investment's insurance carriers and involve no exposure to the Company, the Subsidiaries or, to the knowledge of the Warrantors, the Investments which relates to policy or coverage limits under the applicable insurance policy. Section 4.17(d) of the Disclosure Schedule sets forth an accurate and complete list of any claims that the Company, a Subsidiary or, to the knowledge of the Warrantors, an Investment has under any of its insurance policies which have not been fully paid.

         SECTION 4.18. INDUSTRIAL DISPUTES

                  (a) To the extent applicable, except to the extent set forth in Section 4.18(a) of the Disclosure Schedule, (i) each of the Company, the Subsidiaries and, to the knowledge of the Warrantors, the Investments is in compliance in all material respects with all Legal Requirements with respect to employment and employment practices, (ii) no summons, writ, claim, lawsuit, application or other court or legal papers have been served on the Company, a Subsidiary or, to the knowledge of the Warrantors, an Investment relating to any unfair labor practice, charge or complaint against such Person before any labor grievance board, authority or industrial or other tribunal, nor to the knowledge of the Warrantors, is any such charge, application or complaint pending against the Company, a Subsidiary or an Investment; (iii) to the knowledge of the Warrantors, no unfair labor practice charge or complaint has been threatened against the Company, a Subsidiary or an Investment; (iv) there is no labor strike, dispute, slowdown, or stoppage pending against or affecting the Company, a Subsidiary or, to the knowledge of the Warrantors, an Investment; (v) none of the Company, the Subsidiaries nor, to the knowledge of the Warrantors, any of the Investments is a party to any collective bargaining agreement, arrangement, or contract with any labor or trade union and no works council exists with respect to employees of the Company, a Subsidiary or, to the knowledge of the Warrantors, an Investment; (vi) none of the Company, and the Subsidiaries or, to the knowledge of the Warrantors, the Investments has experienced any industrial dispute during the last three (3) years; and (vii) no other applications, complaints or claims have been served upon the Company, any of the Subsidiaries or, to the knowledge of the Warrantors, any of the Investments by any of their respective employees, including, without limitation, claims, applications or complaints arising under any labor or employment laws and, to the knowledge of the Warrantors, no disputes are pending with or have been threatened by any such employees.

                  (b) Section 4.18(b) of the Disclosure Schedule sets forth an accurate and complete list (subdivided by Person) of the names of all employees, consultants, officers and directors of each of the Company, the Subsidiaries and, to the knowledge of the Warrantors, the Investments as of the date hereof, including length of employment, date of birth and compensation or remuneration.

                  (c) The Warrantors have delivered to SEi copies of each model employment agreement by the Company, the Subsidiaries and, to the knowledge of the Warrantors, the Investments. To the knowledge of the Warrantors with respect to matters relating exclusively to the Investments, Section 4.18(c) of the Disclosure

Schedule sets forth (i) a summary of the material terms of each type or class of employees for which no written model employment agreement exists, (ii) a list of all employment agreements which either (A) vary materially from the model employment agreements and the foregoing summaries, or (B) involve payment during any twelve-month period of $50,000 or more, and (iii) a list of any collective bargaining or other agreements with labor or trade unions.

                  (d) Section 4.18(d) of the Disclosure Schedule sets forth (i) a description of the areas with respect to which any of the Company, the Subsidiaries and, to the knowledge of the Warrantors, the Investments at any time within the last five years has utilized any consultant(s) or independent contractor(s), and (ii) a list of all agreements of the Company, a Subsidiary or, to the knowledge of the Warrantors, an Investment entered into within the last twelve months with any consultants or independent contractors and involving the payment during any twelve month period of $50,000 or more.

         SECTION 4.19. EMPLOYEE BENEFIT PLANS.

                  (a) To the extent applicable to the Person, set forth in
Section 4.19 of the Disclosure Schedule is an accurate and complete list (subdivided by Person) of each Employee Benefit Plan maintained or contributed to by the Company, the Subsidiaries or, to the knowledge of the Warrantors, the Investments.

                  (b) Except as set forth in Section 4.19 of the Disclosure Schedule, all amounts that the Company, a Subsidiary or, to the knowledge of the Warrantors, an Investment are required to have contributed to any Employee Benefit Plan have been contributed within the time prescribed by applicable law and all benefits, expenses, and other amounts due and payable and all transfers or payments required to be made by the Company, a Subsidiary or, to the knowledge of the Warrantors, an Investment with respect to any Employee Benefit Plan have been paid within the time prescribed by the applicable documents and governing law.

                  (c) Except as set forth in Section 4.19 of the Disclosure Schedule, no summons, writ, claim (other than routine claims for benefits), lawsuit or other court or legal papers with respect to any Employee Benefit Plan have been served on, or to the knowledge of the Warrantors, have been threatened (either in writing or through legal counsel or which would be disclosed in an audit letter for the plan) against, the Company, any Subsidiary or, to the knowledge of the Warrantors, either any Investment or the Trustees of any Employment Benefit Plan.

                  (d) Except as set forth in Section 4.19 of the Disclosure Schedule, the Warrantors have previously delivered or made available to SEi true and complete copies of the plan documents for each Employee Benefit Plan identified in Section 4.19 of the Disclosure Schedule.

                  (e) Except as set forth in Section 4.19 of the Disclosure Schedule, the assets, investments or policies held by the trustees of any Employee Benefit Plan of the Company, a Subsidiary or, to the knowledge of the Warrantors, an Investment are sufficient to satisfy the liabilities and obligations (both current and contingent) which the relevant Employee Benefit Plan has to its members at the date of this Agreement.

                  (f) Except as required by Chapter 6 of Title 1 of ERISA and any applicable state continuation or conversion laws, no US Employee Plan provides any health or life insurance coverage to any individual for events occurring, or expenses incurred, after termination of employment and no promise has been made nor any liability incurred by the Company, a Subsidiary or, to the knowledge of the Warrantors, an Investment for post-retirement and/or post-termination health or life insurance or other benefits (other than pursuant to an Employee Benefit Plan which is a written pension plan which has been disclosed to SEi, or to a written employment contract which has been disclosed to SEi or to the McQueen Inc Severance Pay Plan as disclosed to SEi).

                  (g) Each US Employee Plan is in all material respects, with respect to form, operation, and administration, in compliance with its terms, ERISA, the Code and any other legal requirements applicable to the Company, a Subsidiary or, to the knowledge of the Warrantors, an Investment and none of the Company, the Subsidiaries and, to the knowledge of the Warrantors, the Investments nor any US Employee Plan is liable for any material fine, excise tax, or loss of income tax deduction with respect to the operation of any such US Employee Plan. Each US Employee Plan that is intended to be qualified under
Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and each trust maintained in connection with such US Employee Plan has been determined by the Internal Revenue Service to be tax-exempt under Section 501(a) of the Code, and no circumstances exist which would cause any US Employee Plan to be subject to disqualification or a related trust to lose its tax-exempt status.

                  (h) Except as set forth in Section 4.19 of the Disclosure Schedule, none of the Company, the Subsidiaries and, to the knowledge of the Warrantors, the Investments has maintained or contributed to any US Employee Plan during the last five years, which has not either been fully terminated or steps otherwise taken to assure that none of the Company, the Subsidiaries and the Investments has any liability remaining under that plan.

                  (i) All required reports and descriptions (including, but not limited to, Form 5500 annual reports, summary annual reports, and summary plan descriptions) with respect to each US Employee Plan have been properly filed with the appropriate governmental authority and distributed to participants substantially as required by law.

                  (j) None of the Company, the Subsidiaries and, to the knowledge of the Warrantors, the Investments has incurred and is not reasonably expected to incur any liability to the PBGC (as defined under Title IV of ERISA), the Internal Revenue Service, the Department of Labor of the United States, or otherwise with respect to any US Employee Plan currently or previously maintained or contributed to the Company, any Subsidiary or, to the knowledge of the Warrantors, any Investment or by members of the "Controlled Group" (as determined under Code Section 414) to which any such Person is a member that has not been satisfied in full, and no condition exists that presents a material risk to the Company, the Subsidiaries or, to the knowledge of the Warrantors, the Investments or the Company's Controlled Group of incurring such a liability, other than liability for premiums due to the PBGC.

                  (k) Except as identified in Section 4.19 of the Disclosure Schedule, none of the Company, the Subsidiaries and, to the knowledge of the Warrantors, the Investments nor any member of the Controlled Group to which any such Person is a member has at any time sponsored, participated in or contributed to a US Employee Plan that is a multiemployer plan (as defined
Section 3(37) or 4001(a)(3) of ERISA) or a defined benefit plan (as defined in
Section 3(35) of ERISA) or any other plan covered under Title IV of ERISA.

         SECTION 4.20. EMPLOYEES AND TERMS OF EMPLOYMENT. No contract of service exists between the Company, a Subsidiary or, to the knowledge of the Warrantors, an Investment, on the one hand, and a director or employee, on the other hand, in relation to which any material Legal Requirements have not been fulfilled.

         SECTION 4.21. BONUS SCHEMES.

                  (a) Except as set forth in Section 4.21 of the Disclosure Schedule, there are no schemes in operation under which any employee of the Company, the Subsidiaries or, to the knowledge of the Warrantors, an Investment is entitled to a commission or remuneration calculated by reference to the whole or part of the turnover, profits, or sales of the Company, any Subsidiary, or any Investment (as relevant).

                  (b) None of the Company, the Subsidiaries and, to the knowledge of the Warrantors, the Investments has registered any profit-related pay scheme under Part V, Chapter III of the Income and Corporation Taxes Act 1988.

         SECTION 4.22. CHANGES IN REMUNERATION.

                  (a) Except as set forth in Section 4.22 of the Disclosure Schedule, during the period from 28th February 1997 to the Management Accounts Date and since that date or (where employment or holding of office commenced after the beginning of such period) since the commencing date of the employment or holding office:

                      (i) no change has been made in the rate of remuneration, emoluments or pension benefits, of any officer, ex-officer or senior executive of the Company or the Subsidiaries or, to the knowledge of the Warrantors, the Investments (a senior executive being a person in receipt of remuneration in excess of $50,000 per annum);

                      (ii) no change has been made in any other terms of employment of any officer or senior executive.

                  (b) No negotiations for any increase in the remuneration or benefits of any officer or employee of the Company, any Subsidiary or, to the knowledge of the Warrantors, any Investment are currently taking or likely to take place within six (6) months after the Closing Date.

         SECTION 4.23.     TERMINATION OF CONTRACTS OF EMPLOYMENT.

                  (a) Except as set forth in Section 4.23 of the Disclosure Schedule, all subsisting contracts of service to which the Company, a Subsidiary or, to the knowledge of the Warrantors, an Investment is a party are determinable at any time on three months' notice or less without compensation (other than compensation in accordance with the Employment Rights Act 1996 to employees who have rights under that Act).

                  (b) No executive of the Company, any Subsidiary or, to the knowledge of the Warrantors, any Investment who is in receipt of remuneration in excess of $50,000 per annum, and no officer of the Company, any Subsidiary or, to the knowledge of the Warrantors, the Investments has given or received notice terminating his employment, except as expressly contemplated in this Agreement, and no such executive or officer will be entitled to give such notice as a result of this Agreement.

         SECTION 4.24. INDUSTRIAL AGREEMENTS. Except as set forth in Section
4.24 of the Disclosure Schedule, none of the Company, the Subsidiaries and, to the knowledge of the Warrantors, the Investments has entered into any recognition agreement with a trade union nor have they done any act which might be construed as recognition.

         SECTION 4.25. REDUNDANCIES. No employee based in the United Kingdom will become redundant and be entitled to a redundancy payment as a result of this Agreement.

         SECTION 4.26. PENSION.

                  (a) Except as set forth in Section 4.19 of the Disclosure Schedule, the

Company, the Subsidiaries and, to the knowledge of the Warrantors, the Investments are not under any legal liability or obligation or a party to any ex gratia arrangement or promise to pay pensions, gratuities, superannuation allowances or the like, or otherwise to provide "relevant benefits" within the meaning of Section 612 of the Income and Corporation Taxes Act 1988 to, or for, any of its past or present officers or employees or their dependents; and there are no retirement benefits, or pension or death benefits, or similar schemes or arrangements in relation to or binding on the Company, any Subsidiary or, to the knowledge of the Warrantors, any Investment, or to which the Company, any Subsidiary or, to the knowledge of the Warrantors, any Investments contributes.

                  (b) Any of the Employee Benefit Plans which are pension schemes operated in, or for the benefit of employees in, the United Kingdom by the Company, any Subsidiary or, to the knowledge of the Warrantors, any Investment are exempt approved scheme(s) within the meaning of Section 592 of the Income and Corporation Taxes Act 1988 and, so far as the Warrantors are aware, there is no reason why such approval may be withdrawn.

                  (c) All benefits (other than a refund of contributions with interest where appropriate) payable under any pension scheme operated within the United Kingdom or the Republic of Ireland, France or Sweden by the Company, any Subsidiary or, to the knowledge of the Warrantors, any Investment on the death of a member while in an employment to which the pension scheme relates or during a period of sickness or disability of a member are fully insured. Except as set forth in Section 4.26 of the Disclosure Schedule, each member has been covered for insurance by the insurance company at its normal rates and on its normal terms for persons in good health.

                  (d) Except as set forth in Section 4.26 of the Disclosure Schedule, the Employee Benefit Plans which are pension schemes operated by the Company, any Subsidiary or, to the knowledge of the Warrantors, any Investment do not and have not been operated in such a way as to directly or indirectly discriminate between male and female employees as regards eligibility, the rates of contributions and the amounts of any benefits provided or the dates on or from which the benefits are to be or may be provided or otherwise in any way which is contrary to Article 119 of the Treaty of Rome or any corresponding domestic legislation.


                  (e) Except as set forth in Section 4.26 of the Disclosure Schedule, the Employee Benefit Plans which are pension schemes operated by the Company, any Subsidiary or, to the knowledge of the Warrantors, any Investment do not and have not been operated in such a way as to directly or indirectly discriminate in any other way which is unlawful between employees as regards eligibility, the rates of contributions and the amounts of any benefits provided or the dates on or from which the benefits are to be or may be provided or otherwise.

              (f) Except as set forth in Section 4.26 of the Disclosure Schedule, no employments or categories of employments with the Company or any Subsidiary are contracted out of the State Earnings Related Pension Schemes as operate in the United Kingdom (or any similar scheme within another country in which the pension scheme operates).


       SECTION 4.27. LITIGATION. Except as set forth in Section 4.27 of the Disclosure Schedule, none of the Company, the Subsidiaries and, to the knowledge of the Warrantors, the Investments is engaged in any litigation or arbitration proceedings. No summons, writ, claim, lawsuit or other court or legal papers have been served on the Company, any Subsidiary or, to the knowledge of the Warrantors, any Investment or their respective agents in respect of any pending arbitration or litigation proceedings. Except as set forth in Section 4.27 of the Disclosure Schedule, to the knowledge of Warrantors, there are no claims, actions, suits, or proceedings pending or, threatened against the Company, any Subsidiary or any Investment relating to this Agreement or the transactions contemplated hereby or to the Business or the properties of any of them at law or in equity or before or by any national, federal, state, provincial, local, or foreign court or other governmental department, commission, board, agency, instrumentality or authority, nor any arbitration proceeding, in each case including, without limitation, any claims relating to environmental matters. None of the Company, the Subsidiaries and, to the knowledge of the Warrantors, the Investments is subject to any adverse judgment, order, writ, injunction or decree of any court or governmental body.

       SECTION 4.28.       COMPLIANCE WITH LAWS.

              (a) Except as set forth in Section 4.28(a) of the Disclosure Schedule, each of the Company, the Subsidiaries and, to the knowledge of the Warrantors, the Investments has conducted the Business conducted by it so as to comply in all material respects with, and is not in material breach of, nor has it received any written notice claiming it is in breach of any order, law, ordinance, statute, rule or regulation applicable to it, or to the Business conducted by it or any of the property or assets of it including, without limitation, any environmental or worker safety and protection laws and regulations. Except as set forth in Section 4.28(a) of the Disclosure Schedule, each of the Company, the Subsidiaries and, to the knowledge of the Warrantors, the Investments has all licenses, permits, certificates of occupancy and authorizations necessary to conduct the Business conducted by it.

              (b)    Except as set forth in Section 4.28(b) of the Disclosure
Schedule:

                     (i)    the conduct of the Business by the Company, the

Subsidiaries and, to the knowledge of the Warrantors, the Investments has at all times complied and currently complies in all material respects with all applicable Environmental, Health and Safety Laws and each of the Company, the Subsidiaries and, to the knowledge of the Warrantors, the Investments has not been and is not in violation in any material respect of any applicable Environmental, Health and Safety Laws;

                     (ii) none of the Company, the Subsidiaries and, to the knowledge of the Warrantors, the Investments has received notification from any governmental authority or any other Person of any violations of, or actual or alleged liability under, any Environmental, Health and Safety Laws, nor are there any judicial or administrative writs, injunctions, decrees, orders or judgments outstanding or, to the knowledge of the Warrantors, any lawsuits, claims, proceedings or investigations pending or threatened relating to the ownership, use, maintenance or operation of the conduct of the Business by the Company, a Subsidiary or, to the knowledge of the Warrantors, an Investment;

                     (iii) there are no Hazardous Substances present at or migrating from any Leased Real Property or Real Property, and there are no and have been no environmental conditions or circumstances (including, without limitation, the release or threatened release of Hazardous Substances) at any location which has given or could give rise to any liability of the Company, a Subsidiary or, to the knowledge of the Warrantors, an Investment under any Environmental, Health and Safety Law;

                     (iv) without limiting the generality of the foregoing, each of the Company, the Subsidiaries and, to the knowledge of the Warrantors, the Investments has not (A) received notification from any applicable enforcement or protection agency or any other Person of any actual or potential "removal," "remedial" or similar action at any site or (B) received notification that it is liable or potentially liable for contribution for costs incurred by another Person in taking "removal," "remedial" or similar action at any site or
(C) transported or disposed, arranged for transportation or disposal of, any Hazardous Substance to any location whatsoever;

                     (v) Section 4.28(b)(v) of the Disclosure Schedule sets forth all of the licenses, permits and approvals held by each and any of the Company, the Subsidiaries and, to the knowledge of the Warrantors, the Investments and required by Environmental, Health and Safety Laws for the conduct of the Business as now conducted ("Environmental Permits"), which constitute all material permits required of the Company, the Subsidiaries and, to the knowledge of the Warrantors, the Investments by the Environmental, Health and Safety Laws for the conduct of the Business by the Company, the Subsidiaries and the Investments. None of the Company, the Subsidiaries and, to the knowledge of the Warrantors, the Investments has been or is presently in violation of any Environmental Permit and there is no proceeding outstanding or, to the knowledge of the Warrantors, pending or threatened with respect to the revocation or limitation of any Environmental Permit. None of the Environmental Permits are required to be transferred or reissued as a result of the transactions contemplated by this Agreement.

              (c) Each of the warranties in this Section 4.28 which directly relate (i) to Environmental, Health and Safety Laws or Environmental Permits, and (ii) to the assets or business acquired by the Company from Rand McNally & Company pursuant to the Stock Purchase Agreement dated March 21, 1997 between the Company and Rand McNally & Company are made only to the knowledge of the Warrantors.

       SECTION 4.29. BOOKS AND RECORDS. The books, accounts and records of each of the Company, the Subsidiaries and, to the knowledge of the Warrantors, the Investments (a) are located at the locations as identified in Section 4.29 of the Disclosure Schedule, (b) are correct and complete in all material respects, (c) have been maintained in accordance with law and good business practice, and (d) constitute all the books, accounts and records necessary to carry on the Business conducted by it in the manner in which it is currently being conducted and has over the preceding twelve (12) months been carried on. The organizational or constitutional, as applicable, documents and the minutes of all shareholder and director meetings of the Company, the Subsidiaries and the Investments hereto with respect to the immediately preceding five years have been made available by the Warrantors to SEi and are complete and correct.

       SECTION 4.30. COPIES OF DOCUMENTS. Each of the Company and the Subsidiaries has delivered or specifically made available to SEi and its advisors true, complete and correct copies of all documents referred to in this Agreement or in any Section of the Disclosure Schedule with the understanding and intention that SEi may and will rely upon the completeness and accuracy thereof.

       SECTION 4.31.       ADEQUACY OF ASSETS. Except as set forth in Section
4.31 of the Disclosure Schedule, to the knowledge of the Warrantors, the assets of each of the Company, the Subsidiaries and the Investments, and the facilities, assets and services to which each of the Company, the Subsidiaries or the Investments has a contractual right of use include all rights, properties, assets, facilities and services necessary or appropriate for the carrying on of the Business it conducts in the manner in which it is currently being and has over the immediately preceding twelve (12) months been carried on. None of the Company, the Subsidiaries and, to the knowledge of the Warrantors, the Investments depends in any material respect upon the use of assets owned by, or facilities or services provided by, any of the Sellers or, to the knowledge of the Warrantors, any Affiliate of any of them.

       SECTION 4.32.       GRANTS.

              (a) Section 4.32(a) of the Disclosure Schedule sets forth a true, correct and complete description of all Grants received by the Company, a Subsidiary or, to the knowledge of the Warrantors, any Investment during the past five years, including (i) all amounts paid to the Company, any Subsidiary or, to the knowledge of the Warrantors, any Investment to date, and (ii) all conditions to the receipt of payments by the Company, any Subsidiary or, to the knowledge of the Warrantors, any Investment with respect to any such Grants.

              (b) The consummation of the transactions contemplated hereby will not affect the right of the Company, a Subsidiary or, to the knowledge of the Warrantors, an Investment, as the case may be, to retain the Grants. Except as set forth in Section 4.32(b) of the Disclosure Schedule, to the knowledge of the Warrantors, no facts or circumstances exist that could, directly or indirectly, (i) cause or contribute to the revocation of any of the Grants, (ii) cause or contribute to an obligation of the Company, a Subsidiary or, to the knowledge of the Warrantors, an Investment to repay any Grants or (iii) otherwise cause or contribute to the failure of the Company, a Subsidiary or, to the knowledge of the Warrantors, an Investment to receive the full amounts of the Grants.

       SECTION 4.33. ACCOUNTS RECEIVABLE. Section 4.33 of the Disclosure Schedule sets forth a list (subdivided by Person) of aged debtors of the Company, and the Subsidiaries as of the Management Accounts Date. The accounts receivable of the Company, the Subsidiaries and, to the knowledge of the Warrantors, the Investments including, without limitation, those reflected in
Section 4.33 of the Disclosure Schedule, constitute legal, valid, binding and enforceable claims arising from bona fide transactions in the ordinary course of the Business and, except to the extent reserved against in the Management Accounts or as set forth in Section 4.33 of the Disclosure Schedule, to the knowledge of Warrantors, are collectible in the ordinary course of the Business and are not subject to any counterclaims or set-offs. The reserves for bad or doubtful debts and provisions with respect to the debtors generated after the Management Accounts Date and prior to the Closing will be established on the basis of evaluation of specific accounts and age classifications in accordance with the basis used in the most recent audited consolidated financial statements of the Company as identified in the notes thereto.

       SECTION 4.34.       BROKERS AND FINDERS. Except as disclosed in Section
4.34 of the Disclosure Schedule, no agent, broker, investment banker, Person or firm acting on behalf of any of the Company, a Subsidiary, or, to the knowledge of the Warrantors, an Investment, is or will be entitled to any brokers' or finders' fee or any other commission or similar fee directly or indirectly from the Company or a Subsidiary in connection with the transactions contemplated hereby.


       SECTION 4.35. POOLING OF INTERESTS. Each Warrantor acknowledges that SEi intends to account for the acquisition of the Sale Shares as a pooling of interests, and that qualifying for such accounting treatment is dependent in part upon actions taken, or not taken, by the Company and the Sellers both before and after the date hereof. In this regard, and with the understanding that SEi is relying thereon in making its commitment to enter into this transaction, the Warrantors warrant that none of the Company, the Subsidiaries, any Affiliates of the Company that is not a Seller or an Affiliate of a Seller, the Warrantors and the Affiliates of the respective Warrantors has, directly or indirectly, taken any of the following actions which could prevent SEi from accounting for the transactions contemplated by this Agreement as a pooling of interests, which Warrantors acknowledge could prevent SEi from obtaining such pooling accounting treatment:

              (a) acquired or sold, assigned, transferred or otherwise disposed of, or reduced any risk relative to, any Sale Shares or SEi Stock in contemplation of the transactions provided for herein;

              (b) paid or received any dividends or other distributions with respect to the share capital of the Company, other than distributions in the ordinary course of the Company's Business and not in contemplation of the transactions provided for herein;

              (c) altered the relative ownership interests of the Sellers in the Company in contemplation of the transactions provided for herein;

              (d) disposed of any significant part of the assets of the Company within the nine months preceding the date hereof or in contemplation of the transactions provided for herein;

              (e) become a party to any contract, document, instrument or any written or oral agreement regarding the sale, assignment, assignation or transfer of, or allowed to be created any rights or obligations for the sale, assignment, assignation or transfer of, or explicitly or implicitly agreed to sell, assign or transfer any of the Sale Shares held by any of the Sellers to any other Seller or any Affiliate of any other Seller; or

              (f) entered into any agreement to do any of the forgoing, including without limitation, any agreement to distribute or dispose of any significant part of the assets of the Company upon the consummation of the transactions provided for herein.

       SECTION 4.36. RESTRICTIVE COVENANTS. Except as disclosed in Section 4.36 of the Disclosure Schedule, none of the Company, the Subsidiaries and, to the knowledge of the Warrantors, the Investments is subject to, or a party to, any mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which adversely affects its business practices or operations, which restricts its ability to acquire any property or conduct its business in any area or which would prevent consummation of the transactions contemplated by this Agreement, compliance by it with the terms, conditions and provisions hereof or the operation of its business by it after the date hereof on substantially the same basis as heretofore operated by it.

       SECTION 4.37. PRODUCT LIABILITIES AND WARRANTIES. There are no express or implied warranties applicable to products or services sold or provided by the Company, the Subsidiaries or, to the knowledge of the Warrantors, the Investments except as provided by statute or common law or disclosed in Section
4.37 of the Disclosure Schedule. Section 4.37 of the Disclosure Schedule also summarizes all product liability claims that have been notified to any of the Company, any Subsidiary and, to the knowledge of the Warrantors, any Investment during the three (3) years preceding the date of this Agreement.

       SECTION 4.38. DISCLOSURE. To the knowledge of the Warrantors, none of the representations or warranties by the Warrantors herein, no statement contained in any certificate, list or other writing furnished to SEi pursuant hereto and no statement contained in any Section of the Disclosure Schedule, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF SELLERS


       SECTION 5.1. AUTHORITY; BINDING EFFECT. Each of the Sellers that is a Shareholder hereby separately makes the following representations and warranties to SEi with respect to his respective Sale Shares and his execution, delivery and performance of this Agreement:- (a) that such Seller has all requisite right, power and authority to execute, deliver and perform this Agreement and the Related Agreements to which such Seller is a party; (b) that the execution, delivery and performance by such Seller (if it is not an individual) of this Agreement and the Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by all necessary corporate or entity action including, without limitation, all necessary action by such Seller's board of directors or managing board; and (c) that this Agreement and the Related Agreements to which such Seller is a party have been duly and validly executed and delivered by such Seller and, assuming this Agreement has been duly and validly executed and delivered by SEi, constitute the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms except (such exception applying only to Adobe Incentive Partners and IBJ) as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights and remedies in general, whether now or hereafter in effect, and except (such exception applying only to Adobe Incentive Partners and IBJ) that enforceability is subject to the effect of general principles of equity, whether applied by a court of law or equity.


       SECTION 5.2. OWNERSHIP OF COMPANY SHARE CAPITAL; TITLE.

       Each of the Sellers that is a Shareholder hereby separately makes the following representations and warranties to SEi with respect to his respective Sale Shares and his execution, delivery and performance of this Agreement:- (a) that such Seller is the beneficial and registered owner of the Sale Shares set forth beside such Seller's name in Part 1 of the Schedule attached hereto; (b) such Seller has and will have, on the Closing Date, full right and title to the Sale Shares to be sold by such Seller hereunder, free and clear of all liens, pledges, encumbrances, claims, security interests, charges, voting trusts, voting agreements, other agreements, rights, options, warrants or other restrictions of any kind, nature or description; (c) the execution, delivery and performance of this Agreement will convey to SEi at the Closing full right and title to the Sale Shares to be sold by such Seller hereunder free and clear of all claims, liens, encumbrances, security interests, charges or restrictions on transfer of any nature whatsoever, other than those contained in the Company's Articles of Association or imposed by applicable United States securities laws; (d) such Seller is not involved in any proceedings by or against such Seller under any bankruptcy laws or under any other insolvency or Debtor's Relief Act; and (e) none of the Sale Shares were, or represent, assets which were the subject of a transfer at undervalue or a gratuitous alienation (within the meaning of the Insolvency Act 1986, the Bankruptcy (Scotland) Act 1985 or the common law) within the past five years.

       SECTION 5.3. OWNERSHIP OF OPTIONS; TITLE. Each of the Sellers that is an Optionholder hereby separately makes the following representations and warranties to SEi with respect to his respective Options and his execution, delivery and performance of this Agreement. Each of the Optionholders is the beneficial and registered owner of the Options set forth beside such Optionholder's name in Part 2 of the Schedule attached hereto. Each of the Optionholders has and will have, on the Closing Date, full right and title to the Options free and clear of all liens, pledges, encumbrances, claims, security interests, charges, voting trusts, voting agreements, other agreements, rights, options, warrants or other restrictions of any kind, nature or description. Each of the Optionholders has full right and title to release the Options of the Optionholder as provided in this Agreement. The execution, delivery and performance of this Agreement will release the Options of all Optionholders and upon such release no Optionholder will have any rights to require the issuance or transfer to him of any share capital (whether issued or unissued) of the Company or any Subsidiary. No Optionholder is involved in any proceedings by or against such Optionholder under any bankruptcy laws or under any other insolvency or Debtor's Relief Act and none of the Options were, or represent, assets which were the subject of a transfer at undervalue or a gratuitous alienation (within the meaning of the Insolvency Act 1986, the Bankruptcy (Scotland) Act 1985 or the common law) within the past five years.

       SECTION 5.4. SELLERS' CONSENTS AND APPROVALS; NO VIOLATIONS. Each of the Sellers that is a Shareholder hereby separately represents and warrants to SEi with respect to his respective Sale Shares and his execution, delivery and performance of this Agreement that, except as set forth in Section 5.4 of the Disclosure Schedule, the execution, delivery and performance by such Seller of this Agreement and the Related Agreements to which he is a party will not (with or without the giving of notice or the passage of time, or both) (a) breach any applicable provision of law or any rule or regulation of any national, federal, state, provincial or local administrative agency or governmental authority applicable to that Seller, or any order, writ, injunction, interdict, judgment or decree of any court, administrative agency or governmental authority applicable to that Seller, (b) violate or require any consent, waiver or approval under (except for the matters referenced in Section 5.4 of the Disclosure Schedule), result in a breach, modification or termination of any provisions of, constitute a default under, affect the rights under or enforceability of, or result in the imposition of any pledge, security interest or other encumbrance upon any of the Sale Shares or the share capital of any of the Subsidiaries or any of the Investments pursuant to, any agreement, indenture, mortgage, security, charge, deed of trust, lease, license, or other instrument to which that Seller is a party or by which he is bound, or any license, permit or certificate held by him including, without limitation, those listed in the Disclosure Schedule, or (c) require any consent or approval by, notice to or registration with any governmental authority or other Person which is applicable to that Seller.

       SECTION 5.5. INVESTMENT INTENT; INFORMATION DISCLOSURES.

              (a) Each of the Shareholders other than CBE separately acknowledges that the SEi Stock to be received by such Shareholder will be acquired for such Shareholder's own account and without any view to the distribution of any part thereof without registration under applicable federal and state securities laws, or the delivery to SEi of an opinion of counsel reasonably satisfactory to SEi that registration is not required in accordance with Section 5.5(e) hereof. Each Shareholder other than CBE separately represents that such Shareholder does not have any agreements or arrangements to sell, transfer or grant a participation with respect to the Purchase Price Shares or any of them.

              (b) Each Shareholder (other than CBE) understands that the shares of SEi Stock constituting the Purchase Price Shares are not registered under the United States federal or state securities laws in part on the grounds that the transactions contemplated hereby are exempt from registration under the Securities Act of 1933 (the "1933 Act") pursuant to Section 4(2) thereof, and that SEi's reliance on such exemption is predicated on each Shareholder's representations set forth herein.

              (c) Each Shareholder (other than CBE) which is an individual citizen or resident of, or another Person organized under the laws of, the United States (collectively, the "United States Shareholders") represents that such Shareholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Purchase Price Shares, and has the ability to bear the economic risks of such investment. Each United States Shareholder further represents that such Shareholder (i) has had access, prior to the Closing Date, to the SEi Filings, and (ii) has been afforded the opportunity to ask questions of, and receive answer from, SEi concerning SEi and the Purchase Price Shares, and to obtain additional information (to the extent SEi possessed such information or could acquire it without unreasonable expense) necessary to verify the accuracy of any information received or to which such Shareholder had access.

              (d) Each Shareholder (other than CBE) understands and agrees that the Purchase Price Shares may not be sold, transferred or otherwise disposed of without registration under the 1933 Act and applicable state laws, unless exemptions from registration requirements are available, and that in the absence of an effective registration statement covering the Purchase Price Shares or an available exemption from applicable registration requirements, the Purchase Price Shares must be held indefinitely. In particular, the Purchase Price Shares may not be sold pursuant to Rule 144 promulgated under the 1933 Act unless all of the conditions of such rule are met, and may not sold pursuant to Regulation S promulgated under the 1933 Act without SEi's prior written consent.

              (e) Each Shareholder (other than CBE) agrees that such Shareholder will not offer, sell, mortgage, pledge or otherwise dispose of any of the Purchase Price Shares (other than pursuant to an effective registration statement under the 1933 Act) unless and until such Shareholder delivers an opinion of counsel reasonably satisfactory to SEi, or SEi delivers to such Shareholder an opinion of counsel, that registration under applicable federal or state securities laws is not required.

              (f) Each of the McQueen Affiliates agrees that such McQueen Affiliate shall not sell, assign, pledge, encumber or otherwise transfer any of the Purchase Price Shares (or any interest therein) unless such transfer occurs after financial results reflecting at least thirty days of post-Closing combined operations of the Company and SEi have been prepared and published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies.

              (g) Each Seller (other than CBE) agrees that that such Seller shall not sell, assign, pledge, encumber or otherwise transfer any of the Purchase Price Shares or the SEi Stock ultimately acquired as a result of his Options (or any interest therein) unless either (A) such transfer occurs after the first anniversary of the Closing, or (B) after giving effect to the transfer, such Seller will continue to own at least fifty percent (50%) of the Purchase Price Shares issued to him at the Closing and the SEi Stock ultimately acquired as a result of his Options (in each case adjusted to account for any additional shares issued in respect of such shares by way of stock splits, stock dividends or otherwise).

              (h) Each Shareholder (other than CBE) agrees that all certificates for Purchase Price Shares shall bear a legend in substantially the following form:

                     "The securities represented by this certificate have not been registered, qualified, recommended, approved or disapproved under United States federal securities law or state securities laws. The shares represented by this certificate may not be sold, transferred or otherwise disposed of by an investor without (i) registration under federal and state securities laws, or (ii) delivery of an opinion of counsel reasonably satisfactory to the corporation that neither the sale nor the proposed transfer constitutes a violation of any United States federal or state securities law.

                     The securities represented by this certificate are subject to certain transfer restrictions set forth in an Acquisition Agreement dated as of December 31, 1997 (a copy of which may be obtained from the Company at its principal executive office), and may not be sold, assigned, pledged, encumbered or otherwise transferred except in compliance with the terms and conditions of such agreement."

       SECTION 5.6. POOLING OF INTERESTS. Each Seller acknowledges that SEi intends to account for the acquisition of the Sale Shares as a pooling of interests, and that qualifying for such accounting treatment is dependent in part upon actions taken, or not taken, by the Company and the Sellers both before and after the date hereof. In this regard, and with the understanding that SEi is relying thereon in making its commitment to enter into this transaction, each Seller warrants that such Seller and his Affiliates (excluding Affiliates of CBE) have not, directly or indirectly, taken any of the following actions which could prevent SEi from accounting for the transactions contemplated by this Agreement as a pooling of interests, which Sellers acknowledge could prevent SEi from obtaining such pooling accounting treatment:

              (a) acquired or sold, assigned, transferred or otherwise disposed of, or reduced any risk relative to, any Sale Shares or SEi Stock in contemplation of the transactions provided for herein;

              (b) paid or received any dividends or other distributions with respect to the share capital of the Company, other than distributions in the ordinary course of the Company's Business and not in contemplation of the transactions provided for herein;

              (c) altered the relative ownership interests of the Sellers in the Company in contemplation of the transactions provided for herein;

              (d) disposed of any significant part of the assets of the Company within the nine months preceding the date hereof or in contemplation of the transactions provided for herein;

              (e) become a party to any contract, document, instrument or any written or oral agreement regarding the sale, assignment, assignation or transfer of, or allowed to be created any rights or obligations for the sale, assignment, assignation or transfer of, or explicitly or implicitly agreed to sell, assign or transfer any of the Sale Shares held by any of the Sellers to any other Seller or any Affiliate of any other Seller; or

              (f) entered into any agreement to do any of the forgoing, including without limitation, any agreement to distribute or dispose of any significant part of the assets of the Company upon the consummation of the transactions provided for herein.

There shall be no breach by or inaccuracy in relation to Section 5.6 of this Agreement by Adobe Incentive Partners, L.P. as a result solely of the transfer from Adobe Systems Incorporated to Adobe Incentive Partners, L.P. of the Sale Shares set opposite the name of that person in Part 1 of the Schedule hereto. Each of the Shareholders waives any pre emption rights he may have under the Articles of Association of the Company or otherwise in respect of such transfer and consents to and ratifies the registration of that transfer by the Company. If, as a result solely of that transfer being consented to by the Shareholders (whether validly or not) after, rather than before, it was registered, Adobe Incentive Partners, L.P. is in breach of the warranties and representations made by it in Section 5.2 in respect of its title to Sale Shares, then the liability of Adobe Incentive Partners, L.P. shall be limited in respect of that breach to the value of the Seller's Shares issued to Adobe Incentive Partners, L.P. at Closing, such value to be calculated by reference to the average SEi Stock Closing Price for the ten trading days immediately preceding 27 December 1997.


                                   ARTICLE VI

                      REPRESENTATIONS AND WARRANTIES OF SEI

       SEi hereby represents and warrants to the Sellers as follows:

       SECTION 6.1. CORPORATE ORGANIZATION. SEi is a corporation duly organized, validly existing and in good standing under the laws of Florida and has the full right, power and authority to own, lease and operate all of its properties and assets and to carry out its business as it is presently conducted.

       SECTION 6.2. CAPITALIZATION OF SEI.

              (a) The authorized capital stock of SEi consists of 200,000,000 shares of SEi Stock and 10,000,000 shares of preferred stock, par value $ 0.01 per share, of which 35,519,969 and 0 shares, respectively, are issued and outstanding. All issued and outstanding shares of SEi Stock have been duly authorized and validly issued and are fully paid and nonassessable.

              (b) Upon issuance, the Purchase Price Shares will be duly authorized and validly issued, fully paid and nonassessable. The issuance of the Purchase Price Shares is not subject to any preemptive right or right of first refusal that has not or will not be satisfied or waived.

              (c) Each of the SEi stock options issued to the Optionholders pursuant to Section 2.5 ("the SEi Options") shall, upon issuance at the Closing, have been duly and validly issued under the SEi Stock Option Plan and shall comply with the terms thereof, shall have been authorised and approved by all necessary corporate action and duly and validly executed and delivered by SEi and shall constitute the legal valid and binding obligation of SEi, enforceable against it in accordance with its terms. The issuance of the shares of SEi stock issuable upon exercise of the SEi Options is not subject to any preemptive right or right of first refusal that has not or will not be satisfied or waived. The shares of SEi Stock issuable upon exercise of the SEi Options will, when issued in accordance with respective Option Agreement, be duly authorised, validly issued, fully paid and nonassessable. The issuance of such shares to the Optionholders is covered by a currently effective registration statement under the Securities Act of 1933, as amended.

       SECTION 6.3. AUTHORITY. SEi has all requisite right, power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement and the Related Agreements by SEi have been duly and validly authorized and approved by all necessary corporate action. This Agreement and the Related Agreements to which it is a party have been duly and validly executed and delivered by SEi and, assuming this Agreement has been duly authorized, executed and delivered by the Sellers, constitutes the legal, valid and binding obligation of SEi, enforceable against it in accordance with its terms.

       SECTION 6.4. SEI'S CONSENTS AND APPROVALS; NO VIOLATIONS. Except for the requisite filing pursuant to the requirements of the HSR Act and the expiration of the waiting period thereunder, the execution, delivery and performance of this Agreement and the Related Agreements by SEi will not (with or without the giving of notice or the passage of time, or both), (a) violate any applicable provision of law or any rule or regulation of any administrative agency or governmental authority applicable to SEi, or any order, writ, injunction, judgment or decree of any court, administrative agency or governmental authority applicable to SEi, (b) violate the Articles of Incorporation or Bylaws of SEi, (c) violate or require any consent, waiver or approval under, result in a breach, modification or termination of any of any provisions of, constitute a default under, affect the rights under or enforceability of, result in the imposition of any pledge, security interest or other encumbrance pursuant to, give any Person the right to terminate, modify or renegotiate any provision of, any agreement, indenture, mortgage, deed of trust, lease, license, or other instrument to which SEi is a party or by which SEi is bound, or any license, permit or certificate held by SEi, or (d) require any consent or approval by, notice to, or registration with any governmental authority or other Person. The Purchase Price Shares will be listed on NASDAQ at the time of the Closing.

       SECTION 6.5. LITIGATION. There are no claims, actions, suits, or proceedings pending or, to the best knowledge of SEi, threatened against SEi relating to this Agreement or the transactions contemplated hereby or to the business or property of SEi, at law or in equity or before or by any national, federal, state, provincial, local, or foreign court or other governmental department, commission, board, agency, instrumentality or authority, or any arbitration proceeding, in each case which are likely to have a SEi Material Adverse Effect. SEi is not subject to any judgment, order, writ, injunction or decree of any court or governmental body.

       SECTION 6.6. BROKERS AND FINDERS. No agent, broker, investment banker, Person or firm acting on behalf of SEi or any Affiliate of SEi is or will be entitled to any brokers' or finders' fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with the transactions contemplated hereby.

       SECTION 6.7. SEI INFORMATION. SEi has delivered to Warrantors true and complete copies of the SEi Filings. SEi has made all filings required to be made pursuant to the Securities Exchange Act of 1934 since the date of its most recent annual report on Form 10-K. At the date hereof, the SEi Filings, taken as a whole, do not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained herein, in light of the circumstances in which they were made, not misleading.

       SECTION 6.8. ABSENCE OF CHANGES. Since September 28, 1997, SEi has operated only in the ordinary course of its business in all material respects, and there has not been:

              (a) any change or changes in its business, financial condition, prospects, properties, results of operations or assets or liabilities other than changes in the ordinary course of such business and other changes, which singularly or in the aggregate, have not had and will not have an SEi Material Adverse Effect.

              (b) any damage or destruction, loss or other casualty, however arising and whether or not covered by insurance which has had or will have a SEi Material Adverse Effect.

              (c) any amendment or termination of any contract, agreement, lease, franchise or license which has had or will have a SEi Material Adverse Effect; or

              (d)    any amendment of its organizational documents.

       SECTION 6.9. UNDISCLOSED LIABILITIES. SEi has no liabilities (absolute, accrued, contingent or otherwise) required by USGAAP to be reflected or reserved against in the consolidated statement of assets and liabilities of SEi except
(a) liabilities reflected or reserved against in the Form 10-Q Balance Sheet, and (b) liabilities incurred since September 28, 1997 in the ordinary course of business, and which, in the aggregate, do not have a SEi Material Adverse Effect.

       SECTION 6.10.       SEI FINANCIAL STATEMENTS. The SEi Filings contain
(i) the audited consolidated balance sheets of SEi as of December 31, 1995 and December 31, 1996 and the related audited consolidated statements of operations, changes in shareholders' equity and cash flows (including the notes thereto) of SEi for the twelve (12) month period ended December 31, 1995 and December 31, 1996 respectively (collectively, the "Audited SEi Financial Statements"), and
(ii) the unaudited balance sheet of SEi dated September 28, 1997 (the "SEi Interim Balance Sheet") and the related unaudited consolidated statements of income and cash flows (including the notes thereto) of SEi for the nine (9) month period ended September 28, 1997 (collectively, the "Unaudited SEi Financial Statements"). Except as disclosed in the SEi Filings, the Audited SEi Financial Statements (i) are in accordance with the books and records of SEi in all material respects, (ii) have been prepared in accordance with generally accepted accounting principles as then in effect consistently applied throughout the periods indicated, and (iii) fairly present in all material respects the financial position of SEi as of the respective dates indicated and the results of operations and changes in financial position of SEi for the respective periods indicated. Except as disclosed in the SEI Filings, the Unaudited SEi Financial Statements (i) are consistent with the books and records of SEi, and
(ii) subject to normal year end adjustments and the absence of fully footnoted disclosures, fairly present in all material respects the financial position of SEi as of the date indicated and the results of operations and changes of financial position of SEi for the period indicated.

       SECTION 6.11. COMPLIANCE WITH LAWS. SEi has conducted its business so as to comply in all material respects with, and is not in violation of, nor has it received any written notice claiming it is in violation of, any order, law, ordinance, statute, rule or regulation applicable to it, or to its business or any of its property or assets including, without limitation, any environmental or worker safety and protection laws and regulations, except to the extent that such non-compliance would not have a SEi Material Adverse Effect. SEi has all material licenses, permits, certificates of occupancy and authorizations necessary to conduct its business.

                                   ARTICLE VII

                        FURTHER COVENANTS AND AGREEMENTS

       SECTION 7.1. FILINGS. Promptly after the execution of this Agreement, each of the parties hereto shall prepare and make or cause to be made any required filings, submissions and notifications as are required to be made by such party under the laws of any domestic or foreign jurisdictions to the extent that such filings are necessary for such party to consummate the transactions contemplated hereby and will use its reasonable efforts to take all other actions necessary to consummate the transactions contemplated hereby in a manner consistent with applicable Legal Requirements. Each of the parties hereto will furnish to the other party such necessary information as such other party may reasonably request in connection with the foregoing.

       SECTION 7.2. EFFECTIVE TIME OF CLOSING AND TRANSFER. The Closing shall be effective for all purposes as of the close of business on the Closing Date.

       SECTION 7.3. ANNOUNCEMENTS. Except as expressly contemplated by this Agreement, the parties will mutually agree as to the time, form and content before issuing any press releases or otherwise making any public statements or statements to third parties prior to the Closing with respect to transactions contemplated hereby and shall not issue any press release or, except as necessary to perform their respective obligations hereunder, discuss the transactions contemplated hereby with any third party prior to reaching mutual agreement with respect thereto, except as may be required by law. Notwithstanding the foregoing, in the event prior to the Closing a party hereto is required by law or the rules of any stock exchange on which such party's securities are traded to make a statement with respect to the transactions contemplated herein, such party shall notify in writing the other party hereto as to the time, form and content of such statement. The parties hereto agree to prepare and issue mutually acceptable press releases on or promptly after the Closing announcing the transactions contemplated hereby.

       SECTION 7.4. COSTS AND EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, each party hereto shall pay its own costs and expenses (including legal fees and expenses) incurred in connection with due diligence reviews, the preparation, negotiation and execution of this Agreement and all other agreements, certificates, instruments and documents delivered hereunder, and all other matters relating to the transactions contemplated hereby. All United Kingdom transfer and intangible Taxes, if any, arising in connection with the sale of the Sale Shares hereunder shall be paid by the respective Sellers but that only to the extent that such Seller is liable for said taxes. All transfer and intangible Taxes, if any, in connection with the sale and delivery of the Purchase Price Shares hereunder and the stamp duty on the Sale Shares shall be paid by SEi.

       SECTION 7.5 FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or prudent under applicable Legal Requirements to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing Date any further action is necessary or prudent to carry out the purposes of this Agreement, the parties hereto shall take or cause to be taken all necessary action including, without limitation, the execution and delivery of such further instruments and documents as may be reasonably requested by the other party for such purposes or otherwise to consummate and give effect to the transactions contemplated hereby. If any consent or approval required for the consummation of the transactions contemplated hereby is not obtained prior to Closing, Sellers shall cooperate with SEi, and attempt in good faith, to obtain such consent or approval.

       SECTION 7.6. CERTAIN AGREEMENTS. On or before the Closing Date the Sellers and SEi will execute the Registration Rights Agreement in the form of EXHIBIT A (the "Registration Rights Agreement"), and the Company or the relevant Subsidiary, as the case may be, and Messrs Gray, Hart, Tripp, Ryan and Thaden (each such individual being a Seller) (the "Key Employees") shall enter into an employment agreement in the form(s) attached hereto as EXHIBIT B, in each case to be effective upon the Closing Date. Each of the Warrantors agrees that after Closing he will use reasonable endeavours to procure that each of the individuals listed in Exhibit C enters into an employment agreement, in a form that is reasonably acceptable to SEi (and will include restrictive convenants), with the Company or the relevant Subsidiary, as the case may be, within one month of Closing.

       SECTION 7.7. NON-DISCLOSURE; COVENANT NOT TO COMPETE.

              (a) The parties hereto acknowledge that (i) the covenants contained in this Section 7.7 are a material inducement to the consummation by SEi of the transactions contemplated by this Agreement and (ii) SEi would not have entered into or performed this Agreement but for the covenants herein contained.

              (b) Each of the Warrantors other than Gray agrees that, unless acting with the prior consent of SEi, he will not, either alone or in conjunction with any other Person, or directly or indirectly through any Person that he now or in the future controls, for a period of two (2) years from the Closing Date: (i) employ or solicit the employment of any Person who within the month preceding the Closing Date had been an employee of the Company, a Subsidiary or an Investment; (ii) conduct any part of the Business with any Person that is a customer or a Prospect of , the Company, a Subsidiary or, to the knowledge of the Warrantors, an Investment as of the Closing Date or (iii) conduct any part of the Business with any Person that is a customer or Prospect of SEi as of the Closing Date, which customers and Prospects of SEi are listed for purposes of this Section 7.7 in a confidential document entitled "SEi Customer and Prospect List" delivered to the Warrantors at the Closing. Gray agrees that, unless acting with the prior consent of SEi, he will not, either alone or in conjunction with any other Person, or directly or indirectly through any Person he now or in the future controls, for a period of three (3) years from the Closing Date: (i) employ or solicit the employment of any Person who within the month preceding the Closing Date had been an employee of the Company, a Subsidiary or an Investment; (ii) conduct any part of the Business with any Person that is a customer or a Prospect of the Company, a Subsidiary or, to the knowledge of the Sellers, an Investment as of the Closing Date, (iii) conduct any part of the Business with any Person that is a customer or a Prospect of SEi as of the Closing Date, which customers and Prospects of SEi are listed for purposes of this Section 7.7 in a confidential document entitled "SEi Customer and Prospect List" delivered to the Warrantors at the Closing; or (iv) engage or participate, whether as officer, employee, director, agent, consultant, shareholder, partner, or otherwise, in the ownership, management, marketing or operation of any enterprise which is engaged in any part of the Business (other than solely through the ownership of equity securities or equivalent interests of any Person at a level which does not create the ability to influence or control management of the Person).

              (c) It is stipulated and agreed that the Sellers have become acquainted with confidential and privileged information of the Company, the Subsidiaries and the Investments relating to customer files, customer lists, special customer matters, sales methods and techniques, merchandising concepts and plans, new site locations, business plans, sources of supply and vendors, special business relationships with vendors, agents and brokers, promotional materials and information, financial matters, mergers, acquisitions, selective personnel matters and confidential processes, designs, formulas, ideas, plans, devices or materials and other similar matters which are confidential (any and all such information being referred to herein as the "Confidential Information"); and that the use of the Confidential Information against the Company would seriously damage the Business. As a consequence of the above, each of the Sellers agrees that, unless acting with the prior written consent of SEi, such Seller shall, whether acting alone, in conjunction with any other Person, or directly or indirectly through any entity that such Seller now or in the future controls: not use, divulge, publish or otherwise reveal or allow to be revealed any aspect of the Confidential Information to any Person other than such Seller's legal advisor who has agreed to abide by the confidentiality covenants herein (except that "use" in this context shall not be construed to apply to the use by CBE or entities controlled by CBE in relation to making and monitoring investments in the ordinary course of its business); refrain from any action or conduct which might reasonably or foreseeably be expected to compromise the confidentiality or proprietary nature of the Confidential Information; and shall have no right to apply for or to obtain any patent, copyright, or other form of Intellectual Property protection with regard to the Confidential Information. The foregoing restrictions shall not apply to any information relating to customer files, customer lists, special customer matters, sales methods and techniques, merchandising concepts and plans, new site locations, business plans, sources of supply and vendors, special business relationships with vendors, agents and brokers, promotional materials and information, financial matters, mergers, acquisitions, selective personnel matters and confidential processes, designs, formulae, ideas, plans, source code, object code, data, know-how, intellectual property rights, devices or materials and other similar matters which have been disclosed to the Company or the Subsidiaries by Adobe Systems Incorporated or any of its subsidiaries to enable the Company or the Subsidiaries to provide services or comply with contractual obligations owed to Adobe Systems Incorporated or any of its subsidiaries, including but not limited to the obligations under the Services Agreement between Aldus Europe Limited and McQueen Limited (dated 30 September 1994) and any extension thereof, and the foregoing restrictions shall also not apply to any information produced by the Company or the Subsidiaries which has been based on or derived from any information provided by Adobe Systems Incorporated or any of its subsidiaries pursuant to the said Services Agreement or any other agreement between Adobe Systems Incorporated or any of its subsidiaries and the Company and any Subsidiary. For the avoidance of doubt, any and all Intellectual Property which has been licensed to the Company or the Subsidiaries by Adobe Systems Incorporated or any of its subsidiaries pursuant to the said Services Agreement, or any other agreement, shall be excluded from the definition of Confidential Information for the purposes of this Agreement and this Agreement shall not supersede the terms of the said Services Agreement.

              (d) The parties hereto acknowledge and agree that, in connection with their due diligence review of SEi, the Company, and certain of the Sellers (except Adobe Incentive Partners, L.P. and IBJ) have been given access to confidential and non-public information of SEi. Unless the transactions contemplated by this Agreement are consummated, for a period of six
(6) months from the date of this Agreement, none of the Company, its officers and directors and shareholders owning in excess of five percent (5%) of any class of shares of the Company alone or with others will in any manner without SEi's consent acquire, agree to acquire, or make any proposal to acquire any securities (or any direct or indirect rights, warrants or options to acquire any securities) of SEi.

              (e) The parties hereto acknowledge and agree that any remedy at law for any breach of the provisions of this Section 7.7 would be inadequate and Sellers hereby consent to the granting by any court of competent jurisdiction of an injunction, interdict or other suitable relief and without the posting of any bond or the necessity of actual monetary loss being proved, in order that such breach may be effectively restrained.

              (f) Notwithstanding any provision contained in this Agreement relating to confidentiality, if there is any provision of this Agreement, or of any agreement or arrangement of which this Agreement forms part, which causes or would cause this Agreement or that agreement or arrangement to be subject to registration under the Restrictive Trade Practices Act 1976, SEi shall furnish to the Director General of Fair Trading the particulars of this Agreement or of that agreement or arrangement (as the case may be) as are set out in paragraphs
(a) and (b) of Section 24(1) of that Act immediately after Closing and, in any event, no later than 30 days after Closing.

              (g) In the event that SEi fails to carry out its obligation referred to in Section 7.7(f), any other party to this Agreement may furnish the particulars referred to in that clause to the Director General of Fair Trading.

              (h) All documentation sent to the Director General of Fair Trading pursuant to either Sections 7.7(f) or (g) shall, at the same time, be copied to Gray.

       SECTION 7.8 POOLING OF INTERESTS. The Sellers shall not, and, prior to the Closing, shall not permit the Company, to take, any of the following actions, each of which could result in the transfer of the Sale Shares not qualifying to be accounted for as a pooling of interests: (a) acquiring or transferring any capital interests of the Company or any SEi Stock during the thirty (30) days prior to the Closing Date, and (b) selling, assigning or transferring, or agreeing or allowing to be created any rights or obligation for the sale, assignation or transfer of, any of the Purchase Price Shares or any other SEi Stock in breach of the restrictions set forth in Section 5.5(f).

       SECTION 7.9 LEGEND. SEi hereby covenants and agrees that, upon request by a Seller after the second anniversary of the Closing, SEi shall exchange certificates representing such Seller's Purchase Price Shares which bear the foregoing restrictive legend, within a reasonable time after receiving such certificates, for certificates not bearing such legend.

       SECTION 7.10 NO WARRANTY BY THE COMPANY. None of the information supplied by any of the Company, the Subsidiaries or Investments or their respective professional advisers prior to Closing to any of the Warrantors, the Sellers and their agents, representatives, or advisers in connection with the warranties and representations in Article IV and the contents of the Disclosure Schedule or otherwise in relation to the business or affairs of any of the Company, the Subsidiaries, or Investments shall be deemed a representation, warranty, or guarantee of its accuracy by any of the Company, the Subsidiaries, or Investments to the Warrantors and Sellers, and the Warrantors and Sellers waive any claims against the Company, the Subsidiaries, and Investments which they might otherwise have in respect of it.

       SECTION 7.11 POWER OF ATTORNEY Each of the Shareholders by execution of this Agreement appoints SEi to be its Attorney from and after Closing in respect of the Shareholder's Sale Shares and hereby grants to SEi full power on its behalf to exercise all voting and other related rights (including, but without limitation, any class rights) attaching to the Sale Shares including in particular, but without prejudice to the foregoing generality, power:-

(a) to execute a form of proxy in favour of such Person or Persons as SEi may think fit to attend and vote as the Shareholder's proxy at any general meeting of the members, or separate class meeting of any class of members, of the Company in respect of the Sale Shares in such manner as SEi may decide;

(b) to consent to the convening and holding of any such meeting and the passing of the resolutions to be submitted at any such meeting on short notice;

(c)    to settle the terms of such resolutions;

(d) generally to procure that SEi or its nominees are duly registered as the holders of all the Sale Shares (but this power is not granted by Adobe Incentive Partners, L.P); and

(e)    to sign any resolution pursuant to Section 381A of the Companies Act
       1985.

Each of the Shareholders hereby ratifies and confirms and hereby undertakes to ratify and confirm all and whatsoever SEi shall lawfully do or cause to be done in pursuance of the power of attorney granted by this Section 7.11.

Each of the Shareholders hereby declares that this power of attorney shall be irrevocable until the later of the date of registration of the transfer of the Sale Shares in the books of the Company and the expiry of the period of three months from Closing.

                                  ARTICLE VIII

                         CONDITIONS TO SEI'S OBLIGATIONS

       Each and every obligation of SEi to consummate the transactions described in this Agreement shall be subject to the fulfillment, or the waiver by SEi on or before the Closing Date, of the following conditions precedent:

       SECTION 8.1. SELLERS' CLOSING DELIVERIES. Sellers shall have delivered, or caused to be delivered, to SEi at or prior to the Closing, unless specifically waived by SEi in its sole discretion, each of the following:

              (a) the Registration Rights Agreement and the employment agreements referenced in Section 7.6, in each case executed by the Shareholders, the Company, a Subsidiary and the Key Employees, as applicable (with the employment contract for Mr Thaden being executed and delivered in the United States at Closing);

              (b) valid and binding consents of all Persons whose consent or approval is required to be set forth in Sections 4.6 and 5.4 of the Disclosure Schedule;

              (c) with respect to each Seller which is not an individual, a certified copy of resolutions of the board of directors or managing board authorizing the execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby;

              (d) duly executed transfers of the Sale Shares by the registered holders thereof in favour of SEi or as it may direct together with the Share Certificates representing the Sale Shares;

              (e) any waivers, consents or documents required to vest in SEi the full beneficial ownership of the Sale Shares and to enable SEi to procure them to be registered in the name of SEi or its nominee;

              (f) any releases, consents or documents required to release and cancel fully all rights in respect of the Options;


              (g) the Seal, Certificate of Incorporation, Statutory Registers, Minute Books and Share Certificate Books of the Company and the Subsidiaries and all unused forms of share certificates and all chequebooks of the Company and the Subsidiaries in current use;

              (h) all documentation relating to the Real Property and the Leased Real Property made available to SEi prior to Closing;

              (i) definitive certificates in respect of the shares in each of the Subsidiaries and Investments registered in the name of either the Company or another Subsidiary;

              (j) a certified true copy of a Board Minute of the Company, and each relevant Subsidiary, showing the appointment as additional directors and as secretaries of such persons as SEi shall nominate together with letters to SEi (addressed to the relevant company) from such persons, as may be specified by SEi, retiring from their respective offices with effect from Closing and acknowledging that the person so retiring has no claim outstanding against the Company or any Subsidiary, and that the Company and each Subsidiary, is not in any way obligated or indebted to him;

              (k) a duly executed Release Agreement in respect of, inter alia, the Investment Agreement executed, inter alia, by the Company on 13 April 1995;

              (l) written confirmation that none of the Sellers and their respective Affiliates are indebted to or are owed money by any of the Company, a Subsidiary, or an Investment except as disclosed to and accepted by SEi;

              (m) certified true copies of any powers of attorney relating to the execution of this Agreement or any Related Agreement; and

              (n) a certified true copy of the Board Minutes of the Company approving (subject only to stamping) the transfers referred to in Section 8.1(d) for registration.

       SECTION 8.2. GOVERNMENTAL CONSENTS AND APPROVALS. All necessary and appropriate governmental consents, approvals and filings, including, without limitation, those pursuant to the HSR Act, shall have been obtained or made and all applicable waiting periods (including any extensions thereof) relating thereto shall have expired or otherwise terminated.

       SECTION 8.3. NO INJUNCTION OR PROCEEDING. No governmental or regulatory authority, agency or commission, including courts of competent jurisdiction, domestic or foreign, shall have issued an order, decree, or ruling or taken other action, restraining, enjoining or otherwise prohibiting the transactions contemplated hereby, which order, decree, ruling or other action remains in effect.

       SECTION 8.4 OPINION OF ACCOUNTANTS. SEi shall have received opinions dated the Closing Date from their accountants and the Company's accountants in form satisfactory to SEi to the effect that the transactions contemplated by this Agreement would be properly accounted for as a "pooling of interests" in accordance with USGAAP and all published rules, regulations, policies of the SEC, and such opinion shall not have been withdrawn or modified in any material respect.

                                   ARTICLE IX

                       CONDITIONS TO SELLERS' OBLIGATIONS

       Each and every obligation of Sellers to consummate the transactions described in this Agreement shall be subject to the fulfillment, or the waiver by the Sellers, on or before the Closing Date, of the following conditions precedent:

       SECTION 9.1. DELIVERY OF PURCHASE PRICE SHARES. SEi shall have delivered or caused to be delivered the Purchase Price Shares in accordance with Article III hereof.

       SECTION 9.2. PAYMENT FOR CBE SHARES AND OPTIONS. SEi shall have paid for the CBE Shares in accordance with Article III hereof and SEi shall have paid for the release of the Options held by Iain A Macdonald in accordance with Article III hereof.

       SECTION 9.3. SEI'S CLOSING DELIVERIES. SEi shall deliver, or cause to be delivered, to the Sellers at the Closing, unless specifically waived by the Sellers in their sole discretion, each of the following:

              (a) to the Optionholders only, an Option Agreement, executed by SEi;

              (b) the Registration Rights Agreement referenced in Section 7.6, executed by SEi; and

              (c) a certified copy of the resolutions of the Board of Directors of SEi authorizing the execution, delivery and performance of this Agreement and the Related Agreements and the consummation of transactions contemplated hereby and thereby.


       SECTION 9.4. GOVERNMENTAL CONSENTS AND APPROVALS. All necessary and appropriate governmental consents, approvals and filings, including, without limitation, those pursuant to the HSR Act, shall have been obtained or made and all applicable waiting periods (including any extensions thereof) relating thereto shall have expired or otherwise terminated.

       SECTION 9.5. NO INJUNCTION OR PROCEEDING. No governmental or regulatory authority, agency or commission, including courts of competent jurisdiction, domestic or foreign, shall have issued an order, decree, or ruling or taken other action, restraining, enjoining or otherwise prohibiting the transactions contemplated hereby, which order, decree, ruling or other action remains in effect.

                                    ARTICLE X

                                 INDEMNIFICATION

       SECTION 10.1. INDEMNIFICATION BY SELLERS. Each of the Sellers (including, without limitation, the Warrantors) agrees to reimburse, indemnify and hold SEi harmless from and against any and all demands, claims, actions, suits, liabilities, losses, judgments, costs and expenses (including, without limitation, reasonable attorneys' fees) but excluding any claims for special, indirect or consequential damages relating to, resulting from, or arising out of any breach or inaccuracy of any representations or warranties made hereunder by such Seller.

       SECTION 10.2. INDEMNIFICATION BY WARRANTORS. Subject to Section 10.6, the Warrantors jointly and severally agree to reimburse, indemnify, and hold SEi, harmless from and against any and all demands, claims, actions, suits, liabilities, losses, judgments, costs and expenses (including, without limitation, the cost of any response action and any reasonable consultants' and attorneys' fees) but excluding any claims for special, indirect or consequential damages relating to, resulting from, or arising out of:

              (i) any breach or inaccuracy of any representations or warranties made hereunder by the Warrantors; or


              (ii) any claim notified to the Company or any Subsidiary prior to January 1, 2004 for reimbursement of any Grants paid to the Company or the Subsidiaries prior to the Closing unless solely attributable to post-Closing actions or omissions of the Company or the Subsidiaries (which shall not include the consummation of the transactions contemplated hereby).

       SECTION 10.3.       INDEMNIFICATION BY SEI.

              (a) SEi agrees to reimburse, indemnify and hold each of the Sellers harmless from and against any and all demands, claims, actions, suits, liabilities, losses, judgments, costs and expenses (including, without limitation, reasonable attorneys' fees) but excluding any claims for special, indirect or consequential damages relating to, resulting from or arising out of any breach or inaccuracy of the representations or warranties made hereunder by SEi.


       SECTION 10.4. SURVIVAL OF REPRESENTATIONS. Except for the representations and warranties contained in Section 4.32, the representations and warranties made pursuant to this Agreement including, without limitation, all representations and warranties made in any exhibit or schedule or certificate delivered thereunder, shall survive and continue in full force and effect until the first anniversary of the Closing, at which time such representations and warranties shall expire with respect to claims made after the first anniversary of the Closing. A claim in respect of any such representations and warranties made on or before the first anniversary of the Closing shall (if it has not been previously withdrawn or settled or otherwise satisfied without resort to arbitration or legal proceedings) be deemed withdrawn on the second anniversary of the Closing unless arbitration or legal proceedings in respect of it have been commenced by being served on any one or more of the Warrantors, Sellers or SEi, as the case may be, before the second anniversary of the Closing; provided that, notwithstanding the foregoing, a claim in respect of any representation or warranty under Section 4.9, which claim is made on or before the first anniversary of Closing, shall (if it has not been previously withdrawn or settled or otherwise satisfied without resort to arbitration on legal proceedings) be deemed withdrawn on the fourth anniversary of the Closing unless arbitration or legal proceedings in respect of it have been commenced by being served on any one or more of the Warrantors before the fourth anniversary of the Closing. The representations and warranties set forth in Section 4.32 of this Agreement shall survive and continue in full force and effect until January 1, 2004, at which time such representations and warranties shall expire with respect to claims made after January 1, 2004. A claim in respect of any representations and warranties set forth in Section 4.32 made on or before January 1, 2004 shall (if it has not been previously withdrawn or settled or otherwise satisfied without resort to arbitration or legal proceedings) be deemed withdrawn on January 1, 2005 unless arbitration or legal proceedings in respect of it have been commenced by being served on any one or more of the Warrantors before January 1, 2005.


       SECTION 10.5. INDEMNIFICATION CLAIMS PROCEDURES. All claims for indemnification by any party seeking indemnification (the "Indemnified Party") from another party (the "Indemnifying Party") under Sections 10.1, 10.2, and
10.3 shall be asserted and resolved as follows:

              (a) In the event that any claim or demand for which the Indemnifying Party would be liable to any Indemnified Party hereunder is notified to or sought to be collected from any Indemnified Party by a third party, the Indemnified Party shall promptly notify (and, where the matter relates to Taxes, if practicable in adequate time to enable any appeal to be made) the Indemnifying Party (and any known pertinent insurance carrier) in reasonable detail of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"). The Indemnifying Party shall have thirty (30) days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified Party whether or not the Indemnifying Party desires to defend the Indemnified Party against such claim or demand. All costs and expenses incurred by the Indemnifying Party in defending such claim or demand shall be a liability of, and shall be paid by, the Indemnifying Party. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand and except as hereinafter provided, the Indemnifying Party shall have the right to defend the Indemnified Party by counsel of the Indemnifying Party's own choosing, either in the Indemnifying Party's name, or the Indemnified Party's name by appropriate proceedings. If any Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense and, in any event, the Indemnified Party shall cooperate with the Indemnifying Party and such counsel. To the extent the Indemnifying Party shall control or participate in the defense or settlement of any third party claim or demand, the Indemnified Party shall give to the Indemnifying Party and its counsel access to, during normal business hours, the relevant business records and other documents, and shall permit them to consult with the employees and counsel of the Indemnified Party to the extent consistent with the application of relevant evidentiary privileges. The Indemnifying Party shall keep the Indemnified Party reasonably apprised of the course of any negotiations or proceedings and the Indemnifying Party shall not settle any claim or demand without the consent of the affected Indemnified Party, which consent shall not be unreasonably withheld or unduly delayed. As soon as reasonably practicable after the Indemnifying Party has reached a final decision as to whether or not all or any portion of the obligations related to such claim or demand are obligations for which the Indemnifying Party is required to indemnify such Indemnified Party hereunder and, in any event, prior to entering into any such settlement or other final resolution of any claim or demand, the Indemnifying Party shall notify the Indemnified Party in writing of its position as to whether or not all or any portion of the obligations related to such claim or demand are obligations for which the Indemnifying Party is required to indemnify such Indemnified Party in accordance with this Article X.

              (b) If the Indemnifying Party elects or is deemed to have elected not to take over the defense of any such claim or demand, the Indemnified Party shall have the right to defend, compromise and settle such claim or demand on such terms as the Indemnified Party in his discretion may determine, subject to the prior consent of the Indemnifying Party, which consent shall not be unreasonably withheld or unduly delayed, and the Indemnifying Party shall continue to be bound to indemnify the Indemnified Party in accordance with and to the extent provided under the terms of this

Article X. The Indemnified Party shall or shall direct in writing its counsel to deliver to the Indemnifying Party copies of all correspondence and other matters relating to such claim or demand. Notwithstanding the foregoing, to the extent that the claim or demand involves or could result in claims against, or potential liability of, the Indemnifying Party the extent or nature of which were not known by the Indemnifying Party as of the date the Indemnifying Party elects or is deemed to have elected not to take over the defense of such claim or demand, the Indemnifying Party shall, by written notice to the Indemnified Party, be entitled to take over the defense of such claim or demand.

              (c) In the event an Indemnified Party should have a claim against the Indemnifying Party hereunder which does not involve a claim or demand being notified to or sought to be collected from it by a third party, the Indemnified Party shall promptly send a Claim Notice with respect to such claim to the Indemnifying Party.

              (d) The Indemnified Party's failure to give reasonably prompt notice to the Indemnifying Party of any actual, threatened or possible claim or demand which may give rise to a right of indemnification hereunder shall not relieve the Indemnifying Party of any liability which it may have to an Indemnified Party except to the extent the failure to give such notice prejudiced the Indemnifying Party.

              (e) For purpose of determining the appropriate amount of indemnification under Section 10.2 (other than as provided in paragraph (f) below), in the event that any claim or demand against an Indemnifying Party is a consequence of any breach or inaccuracy of the representations or warranties made hereunder by the Warrantors and:

                     (i) the value of the Company, any of the Subsidiaries, or of any asset (including any right, whether under contract or otherwise) is less than it would have been at Closing in the absence of the breach or inaccuracy; or

                     (ii) the Company or any of the Subsidiaries incurs a liability which it would not have incurred or which exceeds the liability it would have incurred, had matters been as represented or warranted; or

                     (iii) as a result of the breach or inaccuracy or of matters not being as represented or warranted, SEi, the Company or any of the Subsidiaries suffers loss, costs, or expenses;

then the Indemnifying Party's obligation to indemnify shall require payment to SEi (or, at the option of SEi, to the Company or any Subsidiary) of an amount equal to the resulting diminution of value or the liability or excess liability and the loss, costs, and expenses.

              (f) For the purpose of determining the appropriate amount of indemnification under 10.2, in the event that:

                            (i)    any claim or demand for which the
Indemnifying Party would be liable to any Indemnified Party hereunder relates to Taxes and is sought to be collected from any Indemnified Party by a third party which is a Taxing authority; and

                            (ii)   such claim or demand is a consequence of any
breach or inaccuracy of the representations or warranties made hereunder by the Warrantors,

then the Indemnifying Party's obligation to indemnify shall require payment to SEi (or, at the option of SEi, to the Company or any of the Subsidiaries or Investments) of:

                                     (aa)   either (at the option of SEi) any
Liability to Taxation of the Company or any of the Subsidiaries or any depletion in the value of the assets of the Company or any of the Subsidiaries arising by reason of or in consequence of or in connection with any Liability to Taxation;

                                     (bb)   any settlement of a Claim for
Taxation; and

                                     (cc)   the costs incurred by the Company or
any Subsidiary (or any of the Investments) in relation to any demands, actions, proceedings, and claims in respect of Liabilities to Taxation or Claims for Taxation.

Where the Liability to Taxation is of any of the Investments, the depletion in the value of the assets is of any of the Investments, the Claim for Taxation relates to any of the Investments or the costs are incurred by any of the Investments, then the Indemnifying Party's obligation to indemnify for the purpose of this Section 10.5(f) shall be limited to the same percentage of the Liability to Taxation, depletion in the value of the assets, the Claim for Taxation or the costs, as the case may be, as the percentage of the issued equity share capital of the relevant Investment as is owned by the Company or, as the case may be, any of the Subsidiaries.

Subject to the foregoing, any such claim for indemnification shall be notified and resolved mutatis mutandis in the manner described in this Section 10.5.

       For the purposes of this Section and Section 4.9, the following words and expressions shall have the following meanings:

              "Claim for Taxation" includes any notice, demand, assessment, letter, or other document issued or action taken by or on behalf of the Inland Revenue or Customs & Excise authorities or any other statutory or governmental authority or body whatsoever in any part of the world whereby it appears that the Company and/or any of the Subsidiaries or Investments is, or is likely to be, found to be subject to a Liability to Taxation (whether or not it is primarily payable by the Company or any of its Subsidiaries or Investments and whether or not the Company or any of its

Subsidiaries or Investments has or may have any right of reimbursement).

              "Liability to Taxation" means any liability of the Company or any of the Subsidiaries or the Investments to make any payment of or in respect of Taxes and also means and includes:

              (i) the loss of a right to repayment of Taxes (and any repayment supplement) which has been treated as an asset of the Company or the relevant Subsidiary or Investment in preparing the Audited Accounts or the setting off of any such right to repayment of tax against any actual Liability to Taxation in respect of which SEi would, but for that setting off, have been able to make a claim against the Warrantors as a result of a breach of Section 4.9; and

              (ii) the setting off against any income, profits or gains which were earned, accrued or received on or before Closing or in respect of a period ended on or before Closing of any Relief which arises as a consequence of or by reference to an event occurring (or deemed to occur) after Closing or in respect of a period commencing after Closing and not as a consequence of or by reference to any event occurring (or deemed to occur) on or before Closing or in respect of a period on or before Closing in circumstances where, but for such setting off, the Company or the relevant Subsidiary or Investment would have had an actual Liability to Taxation in respect of which SEi would have been able to make a claim against the Warrantors as a result of a breach of Section 4.9; and

              (iii) the loss, or setting off against income, profits or gains earned, accrued or received on or before Closing, of any Relief arising in respect of an event occurring on or before Closing which Relief would (were it not for the said loss or setting off) have been available to the Company or the relevant Subsidiary or Investment and which has been taken into account in computing (and so reducing) any deferred tax liability which appears in the Audited Accounts (or which would have appeared in the Audited Accounts but for the presumed availability of such Relief).

       In the cases mentioned immediately above, the amount that is to be treated as a Liability to Taxation of the Company or the relevant Subsidiary or Investment (the "Notional Tax Liability") shall be determined as follows:

       (a) in a case which falls within paragraph (i), the Notional Tax Liability shall be the amount of the repayment that would have been obtained but for the loss or setting off mentioned in that paragraph;

       (b) in a case which falls within paragraphs (i) or (ii) and where the Relief that was the subject of the loss or setting off mentioned in those paragraphs was a deduction from or offset against Tax, the Notional Tax Liability shall be the amount of the Relief;

       (c) in a case which falls within paragraphs (ii) or (iii) and where the Relief that was the subject of the loss or setting off mentioned in those paragraphs was a deduction from or offset against income, profits or gains, the Notional Tax Liability shall be:

              (x) if the Relief was the subject of such a setting off, the amount of Taxes which has been saved in consequence of the setting off; or

              (y) if the Relief was the subject of such a loss, the amount of Taxes which, but for such loss, would have been saved by virtue of the Relief, on the basis of the rates of tax current at the first occasion on which but for such loss the Relief could have been used, assuming that the Company or any relevant Subsidiaries or Investment had sufficient profits against which such Relief might be set or given.

       The Liability to Taxation shall be deemed to be due and payable and discharged by the Company or any of the relevant Subsidiaries or Investment on the date ascertained as follows:
       (a) if the Liability to Taxation giving rise to a claim as a result of a breach of Section 4.9 involves an actual payment of Taxes by the Company and/or any of the Subsidiaries or Investments, the date which is the last day on which those Taxes may be paid by the Company or the relevant Subsidiary or Investments to the relevant Taxes authority in accordance with the relevant Taxes legislation without incurring a liability to interest or a charge or penalty in respect of the non-payment of that Liability to Taxation;

       (b) if the Liability to Taxation giving rise to a claim as a result of a breach of Section 4.9 does not involve an actual payment of Taxes:-

              (x) if involving the denial or loss or setting off in whole or in part of a right to repayment of Taxes, the date on which such Taxes would otherwise have been repaid in accordance with the relevant Taxes legislation or (where the repayment was depended upon the making of an application or the satisfaction of some other condition) the earliest date upon which the application could have been made or the condition satisfied; or

              (y) if involving the denial or loss or setting off in whole or in part of any Relief, the date on which the Taxes saved thereby would otherwise have become fully due and payable to the relevant Taxes authorities in accordance with the relevant Taxes legislation; or

              (z) in any case other than as referred to in the immediately preceding paragraphs (x) and (y), the date falling 7 days after the date when the

                     Warrantors have been notified by SEi that the auditors for the time being of the Company or the Subsidiary or Investment concerned have certified, at the request of SEi that the Warrantors have a liability for a determinable amount in terms of this paragraph (z);

       (c) in the case of the costs referred to in paragraph (cc), 14 Business Days after the date on which SEi produces receipted invoices or other proof of payment in respect thereof to the Warrantors.

       If there is a reasonable prospect immediately prior to the first anniversary of Closing of the Warrantors being liable under any of the foregoing paragraphs in respect of Reliefs and that liability is likely to be excluded by virtue of the provisions of Section 10.4 then the provisions of that Section shall not operate to exclude that liability which shall continue until either there remains no prospect of the Warrantors being so liable or the claim in respect of the liability is withdrawn, settled or otherwise satisfied.

              "Relief" includes any relief from Taxes, allowance, exemption, set-off or deduction in computing or against profits, income or gains of any description or from any source or credit against Taxes granted by or pursuant to any legislation or otherwise for Taxes purposes.

              (g)    The parties stipulate and all agree that for purposes of
Article X all demands, claims, actions and suits against, and all liabilities, losses, judgements, costs and expenses incurred by, any of the Company, a Subsidiary or an Investment shall be deemed an equivalent demand, claim, action or suit against, or liability, loss, judgement, cost or expense incurred by SEi such that SEi shall be entitled to full indemnity hereunder.

              (h) Payment of the amount of established claims for indemnity shall be due and payable by the Indemnifying Party to the Indemnified Party not later than the fifteenth Business Day immediately following the date of the amount of the valid claim for indemnification hereunder is established by mutual agreement of the Indemnifying Party and the Indemnified Party or by arbitration, as the case may be.

              (i) In respect of the tax returns and relative tax computations of the Company for the tax year in which the Closing occurs, SEi shall procure that the Warrantors are given a reasonable opportunity to comment thereon before they are submitted to the Inland Revenue and that any reasonable modifications requested by the Warrantors, which do not prejudice the Company or any of the Subsidiaries, are made before those returns and computations are so submitted.

              (j) Nothing in Article X shall be construed to entitle any Indemnified Party to recover and be indemnified against the identical liability, loss, judgment, cost or expense more than once.

              (k) All recoveries pursuant to this Article X shall be reduced to the extent of any net tax benefits, insurance proceeds, settlements or other offset received by an Indemnified Party relating to a liability, loss, judgment, cost or expense.

       SECTION 10.6. LIMITATION OF LIABILITY. Notwithstanding any other provision of this Agreement, the liability of the Warrantors hereunder for claims for indemnity shall be limited as follows:

              (a) The Warrantors shall not have any responsibility for claims asserted under Section 10.2 unless the aggregate amount of all valid claims asserted under Section 10.2 against the Warrantors exceeds $1 million, in which event the Warrantors shall be liable only for the excess over that amount;

              (b) The aggregate liability of the Warrantors for claims asserted under Section 10.2 shall not exceed $5,799,096. The total liability of Gray in respect of any and all claims asserted under Section 10.2 shall be limited to $4,758, 738. The total liability of Alan C.M. Tripp in respect of any and all claims asserted under Section 10.2 shall be limited to $364,763. The total liability of Thomas H Hart in respect of any and all claims asserted under
Section 10.2 shall be limited to $423,914. The total liability of James T Thaden in respect of any and all claims asserted under Section 10.2 shall be limited to $251,681.

              (c) To the extent that any Warrantor becomes liable for a claim notified under this Agreement before a sufficient number of such Warrantor's Seller's Shares to fund the claim become eligible for resale in accordance with
Section 5.5 and the Registration Rights Agreement, his obligation to make payments shall be deferred until the date such Seller's Shares are so eligible for resale.

              (d) To the extent that an Indemnifying Party has made a payment to an Indemnified Party as a consequence of a breach of the warranties and representations in Section 4.9 in respect of a liability of the Company or any of the Subsidiaries to pay Taxes (such liability to pay Taxes being a "Tax Payment") and the Tax Payment is repaid or some other liability of the Company or any of the Subsidiaries to pay Taxes is reduced as a result of the Tax Payment the amount paid by the Indemnifying Party in respect of the liability shall be refunded, when and to the extent that, the Company or any of its Subsidiaries obtains benefit of the repayment or reduction in liability and provided such benefit is not offset by any other increase in any liability, subject to any additional claims such Indemnified Party may have had against the Indemnifying Party.

              (e) To the extent an Indemnified Party recovers from any Person, other than an Indemnifying Party, some or all of a loss against which such Indemnified Party has been indemnified by one or more Indemnifying Parties, such Indemnified Party shall refund an appropriate (based upon the relative amounts of the claim paid by such Indemnifying Parties) amount of such recovery (less reasonable costs, charges and expenses of the recovery) to the Indemnifying Parties, subject to any additional claims such Indemnified Party may have had against the Indemnifying Parties.

              (f)    The net payments by a Seller of any claims under this
Article X shall be deemed a reduction in the price paid by SEi for the Sale Shares owned by such Seller.

              (g) The Warrantors shall not be liable in respect of a claim under this Agreement if such claim (i) would not have arisen but for a change or changes in legislation or FRSs after the Closing Date, or (ii) arose out of a matter which the subject of a post-Closing waiver in writing by SEi.

              (h) SEi acknowledges that it is not entering into this Agreement with the present intention of suing the Warrantors for any breach of any representation or warranty reflected in Article IV.

              (i) SEi agrees with the Warrantors that the disclosures in each section, or subdivision thereof, of the Disclosure Schedule have the effect of limiting or modifying the liability of the Warrantors (or any of them) under or by virtue of the warranties and representations set out in the corresponding section, or subdivision thereof, in Article IV of this Agreement.

              (j) The Warrantors shall have no liability if the claim under or by virtue of the warranties in Section 4.9 arises directly from a change in the accounting reference date of the Company on or after the Closing Date.

              (k) The Warrantors shall have no liability under or by virtue of the warranties in Section 4.9 in respect of any matter arising from or connected with any change of accounting policy or practice of the Company adopted by the Company after the Closing Date on the written instructions of, or at the instigation of, SEi.

              (l) The Warrantors shall not be liable in respect of a claim under or by virtue of the warranties in Section 4.9 if such claim would not have arisen but for a change or changes in legislation made after the Closing Date.

              (m) If the Warrantors are liable to SEi under or by virtue of the warranties in Section 4.9 in respect of any obligation of the Company to pay advance corporation tax, or any sum recoverable from the Company as if it were advance corporation tax, the liability of the Warrantors shall be reduced, and any amount paid to SEi in respect of such liability shall be refunded, when and to the extent that the Company obtains the benefit of the reduction in liability to mainstream corporation tax by reason of such payment, and SEi shall procure that the Company makes all such claims and elections as will result in such benefit being obtained as soon as reasonably practicable.

       SECTION 10.7. EXCLUSIVE REMEDY. Subject to Section 7.7(e), the parties acknowledge and agree that the provisions of this Article X shall be the exclusive remedy of the Sellers and SEi for a breach by the Sellers, the Warrantors, SEi or any of them of a representation or warranty contained in this Agreement.

                                   ARTICLE XI

                                  MISCELLANEOUS

       SECTION 11.1. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of Scotland.

       SECTION 11.2.       ARBITRATION.

(a) If any dispute or difference under or in respect of any matter arising out of this Agreement ("a Dispute") shall arise between two or more of the parties, the parties hereby agree that those parties to the Dispute, or their respective legal advisers, shall meet informally and promptly in an effort to discuss and resolve such Dispute(s).

(b) In the event of the parties having failed to meet or in the event of such meeting(s) having failed to resolve the Dispute within 30 days of a party having sought in writing a meeting then the Dispute is hereby referred to arbitration by a sole arbitrator. The seat of the arbitration shall be London and the then prevailing Rules of the London Court of International Arbitration ("the Rules") or such other arbitration rules as the parties may agree mutually shall apply save insofar as they are inconsistent with the terms of this Clause in which event the terms of this Clause shall prevail. Any arbitration shall be conducted in English. The award of the arbitrator shall be final and binding on the parties.

(c) Any party to the Dispute may refer the Dispute to arbitration by issuing to the other party to the Dispute a notice to concur in the appointment of an arbitrator. Following the issue of a notice to concur in the appointment of an arbitrator the parties to the Dispute shall endeavour in good faith to agree mutually an arbitrator. The parties shall endeavour to appoint or have appointed as an arbitrator a person experienced in a discipline which most closely accords to the Dispute overall. In the event that the subject matter of the Dispute is the same or similar to any Dispute previously submitted to an arbitrator the parties will endeavour to appoint the same arbitrator appointed previously to determine the earlier Dispute, provided that any failure to so appoint shall not be a basis for avoiding, setting aside or altering the Arbitrator's award. In the event that within 10 days of issue of the notice to concur no such agreement has been reached any party to the Dispute may apply to the London Court of International Arbitration for an arbitrator to be appointed pursuant to the Rules.

(d) The parties hereby agree it shall be a provision of the arbitrator's appointment that:-

       (i) the arbitrator shall not be entitled in the award to find in a manner whereby compliance with the award will result in violation by any party of any obligations which may be incumbent upon such party hereunder;

       (ii) in the event that there are two or more arbitrations before the same arbitrator, the arbitrator may in his discretion consolidate any or all of the arbitrations or terminate any such consolidation. Notwithstanding the foregoing, if the arbitrator considers it would be more effective to consolidate such arbitrations than to continue them separately then the arbitrator shall consolidate them if:-

              (a) there are matters of fact/or law that are common to the arbitrations to be consolidated; or

              (b) there are related payment and performance obligations considered in the arbitration to be consolidated; or

              (c)    there is a danger of inconsistent awards.

(e) Under Article 22.1(h) of the Rules, in the event that a party makes application for one or more of the other parties to this Agreement to be joined in the arbitration as a party, the parties hereby agree that they shall within 14 days of any written request from a party to the arbitration confirm to the applicant party in writing their consent. In the absence of such consent the parties hereby reserve their rights to make the application to any Court having jurisdiction for specific implement of the said obligations.

(f) The parties shall take any and all action as is necessary to implement any arbitral award. The arbitral award may be submitted for enforcement to any court having appropriate jurisdiction. Where the arbitrator's award involves performance of an obligation other than the payment of money, the party having the obligation to perform pursuant to the arbitral award shall render such performance within the time period specified in the arbitrator's award or, if no time period is specified, then as expeditiously as is reasonably practical. In the event that payment or performance is not made within the time period provided, the party(s) in whose favour the arbitrator's award has been made shall have the right to commence an action in any court sitting in Scotland, in any applicable federal or state court in the United States or in any other court having appropriate jurisdiction to have the arbitrator's award enforced. In the event that such an a action is issued, the costs of such action (including reasonable legal fees) shall be borne by the party against whom such enforcement is sought.

(g) Except to the extent required by law, no party, arbitrator, representative, counsel or witness shall disclose or confirm to any Person not present at the arbitration hearings, any information about the hearings, including the names of the parties and the arbitrators, the nature and amount of the claims, the financial condition of any party, the expected date of hearing or the arbitrators award.

(h) The right to state a case for the opinion of the Court of Session on any question of law arising in the arbitration, provided by Section 3 of the Administration of Justice (Scotland) Act 1972, shall not apply.

       SECTION 11.3. ENTIRE UNDERSTANDING, WAIVER, ETC. This Agreement sets forth the entire understanding of the parties and supersedes any and all prior or contemporaneous agreements, arrangements and understandings relating to the subject matter hereof, and the provisions hereof may not be changed, modified, waived or altered except by an agreement in writing signed by the party entitled to the benefit of the provision(s) to be waived hereto. A waiver by any party of any of the terms or conditions of this Agreement, or of any breach thereof, shall not be deemed a waiver of such term or condition for the future, or of any other term or condition hereof, or of any subsequent breach thereof.

       SECTION 11.4. SEVERABILITY. If any provision of this Agreement or the application of such provision shall be held by a court of competent jurisdiction to be unenforceable, or otherwise be or become invalid or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect.

       SECTION 11.5. CAPTIONS. The captions herein are for convenience only and shall not be considered a part of this Agreement for any purpose, including, without limitation, the constructions or interpretation of any provision hereof.

       SECTION 11.6. NOTICES. All notices, requests, demands and other communications (collectively, "Notices") that are required or may be given under this Agreement shall be in writing. All Notices shall be deemed to have been duly given or made: if by hand, immediately upon delivery; if by telecopier or similar device, immediately upon sending, provided notice is sent on a Business Day during the hours of 9:00 a.m. and 6:00 p.m. at the location of the party receiving the Notice, but if not, then immediately upon the beginning of the first Business Day after being sent; if by FedEx, Express Mail or any other reputable overnight delivery service, three Business Days after being placed in the exclusive custody and control of said courier; and if mailed by certified mail, return receipt requested or by another method of mailing which provides reasonable evidence of the date of posting and of the address of the addressee, ten (10) Business Days after mailing. Notwithstanding the foregoing, with respect to any Notice given or made by telecopier or similar device, such Notice shall not be effective unless and until (i) the telecopier or similar device being used prints a written confirmation of the successful completion of such communication by the party sending the Notice, and (ii) a copy of such Notice is deposited in first class mail to the appropriate address for the party to whom the Notice is sent. In addition, notwithstanding the foregoing, a Notice of a change of address by a party hereto shall not be effective until received by the party to whom such Notice of a change of address is sent. All Notices are to be given or made to the parties at the following addresses (or to such other address as either party may designate by Notice in accordance with the provisions of this Section):

                  (a)      IF TO A SELLER OR WARRANTOR:

                           To the address set forth for such Seller in Part 1 or
                           Part 2 of the Schedule attached to the Agreement.

                  (b)      IF TO SEI:
                           Sykes Enterprises, Incorporated
                           100 North Tampa Street, Suite 3900
                           Tampa, Florida 33602
                           Attention: Scott J. Bendert, Vice President-Finance
                           Telephone: 001 (813) 274-1000
                           Facsimile: 001 (813) 273-0148

                           WITH A COPY TO:

                           Parker, Poe, Adams & Bernstein, L.L.P.
                           2500 Charlotte Plaza
                           Charlotte, North Carolina  28244
                           Attention: Richard K. Schell, Esq.
                           Telephone: 001 (704) 335-9000
                           Facsimile: 001 (704) 334-4706


       SECTION 11.7. SUCCESSORS AND ASSIGNEES. Neither this Agreement nor any of the rights or obligations arising hereunder shall be assignable by any party without the prior written consent of the other parties hereto; provided, however, that notwithstanding the foregoing SEi may assign its rights and obligations under this Agreement to any wholly owned subsidiary of SEi which agrees in writing to be bound by and to perform fully all of SEi's obligations hereunder and, provided that in the event of any such assignation by SEi, SEi shall remain liable hereunder for the performance of SEi's obligations hereunder notwithstanding such assignation.

       SECTION 11.8. IBJ. There shall be no breach of this Agreement with respect to Sections 5.6, 7.8 or otherwise, as a result solely of either or both
(a) IBJ becoming the registered owner of the A1, A2, B and C Notes specified in
Section 2.6
and the D Share and (b) IBJ converting the C Note into C Ordinary Shares. IBJ Schroder Bank & Trust Company enters into this Agreement and undertakes all obligations hereunder on behalf of the Rand McNally Earn-out Trust dated November 6, 1997 only in its capacity as Trustee under such trust and without personal liability of any kind.

       SECTION 11.9. PARTIES IN INTEREST. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, personal representatives, executors, and permitted assignees. Nothing in this Agreement, express or implied, shall confer upon any Person, other than the parties hereto, and their successors and permitted assignees, any rights or remedies under or by reason of this Agreement.

       SECTION 11.10 CONSTRUCTION OF TERMS. The parties to this Agreement acknowledge that each party and counsel to each party has participated in the drafting of this Agreement and agree that this Agreement shall not be interpreted against one party or the other based upon who drafted it. IN WITNESS WHEREOF these presents consisting of this and the 64 preceding pages and the
Schedule in 3 parts attached hereto are executed all together at Edinburgh on 31 December 1997 as follows:-



                                  /s/
                                  ------------------------------------------
                                  Michael Maxwell Gray



                                  /s/
                                  ------------------------------------------
                                  Trustees of Michael Maxwell Gray under a
                                  Deed of Trust dated 22 August 1996


                                  /s/
                                  ------------------------------------------
                                  On behalf of Adobe Systems
                                  Incorporated as General Partner of
                                  Adobe Incentive Partners, L.P.


                                  /s/
                                  ------------------------------------------
                                  Clydesdale Bank Equity Limited

                                  /s/
                                  ------------------------------------------
                                  Alan Charles MacDonald Tripp


                                  /s/
                                  ------------------------------------------
                                  Thomas J. Hart

                                  /s/
                                  ------------------------------------------
                                  McQueen ESOT Trustees Limited


                                  /s/
                                  ------------------------------------------
                                  David R Gray


                                  /s/
                                  ------------------------------------------
                                  Mark J Gray


                                  /s/
                                  ------------------------------------------
                                  Patricia Anne Gray


                                  /s/
                                  ------------------------------------------
                                  IBJ Schroder Bank and Trust Company
                                  As trustee of the Rand McNally Earn Out
                                  Trust


                                  /s/
                                  ------------------------------------------
                                  James T. Thaden


                                  /s/
                                  ------------------------------------------
                                  Trustees under the M M Gray's 1997 Liferent
                                  Trust


                                  /s/
                                  ------------------------------------------
                                  Trustees under the T J Hart Children's Trust

                                  /s/
                                  ------------------------------------------
                                  Trustees under the T J Hart's 1997
                                  Liferent Trust


                                  /s/
                                  ------------------------------------------
                                  Trustees under The Tripp Family Trust


                                  /s/
                                  ------------------------------------------
                                  Trustees under the A C M Tripp's 1997
                                  Liferent Trust


                                  /s/
                                  ------------------------------------------
                                  Stephane Roussier


                                  /s/
                                  ------------------------------------------
                                  Susan Moffat


                                  /s/
                                  ------------------------------------------
                                  Ron Peerenboom


                                  /s/
                                  ------------------------------------------
                                  Joe Ryan


                                  /s/
                                  ------------------------------------------
                                  Elizabeth Williamson


                                  /s/
                                  ------------------------------------------
                                  Penelope Hardie


                                  /s/
                                  ------------------------------------------
                                  John Chapman


                                  /s/
                                  ------------------------------------------
                                  William Young

                                  /s/
                                  ------------------------------------------
                                  Graeme Sandie


                                  /s/
                                  ------------------------------------------
                                  John Cuthbertson


                                  /s/
                                  ------------------------------------------
                                  David Davis


                                  /s/
                                  ------------------------------------------
                                  Christian Vial


                                  /s/
                                  ------------------------------------------
                                  Roger Beattie


                                  /s/
                                  ------------------------------------------
                                  Wendy Bell


                                  /s/
                                  ------------------------------------------
                                  Andrew Slater


                                  /s/
                                  ------------------------------------------
                                  Leon Rubenstein


                                  /s/
                                  ------------------------------------------
                                  Alan Carmichael


                                  /s/
                                  ------------------------------------------
                                  David Brown

                                  /s/
                                  ------------------------------------------
                                  David Gilmour


                                  /s/
                                  ------------------------------------------
                                  Mairie Kennedy


                                  /s/
                                  ------------------------------------------
                                  Jody McStravick


                                  /s/
                                  ------------------------------------------
                                  Amy Le Coz


                                  /s/
                                  ------------------------------------------
                                  Mark Forrester


                                  /s/
                                  ------------------------------------------
                                  Judith Sloan


                                  /s/
                                  ------------------------------------------
                                  Les Bayne


                                  /s/
                                  ------------------------------------------
                                  Paul Macdonald


                                  /s/
                                  ------------------------------------------
                                  Monique van Gelooven


                                  /s/
                                  ------------------------------------------
                                  Susan Bruce


                                  /s/
                                  ------------------------------------------
                                  Diane Douglas

                                  /s/
                                  ------------------------------------------
                                  Marnie Wilson


                                  /s/
                                  ------------------------------------------
                                  Marisol Roderick


                                  /s/
                                  ------------------------------------------
                                  Sebastian Janssen


                                  /s/
                                  ------------------------------------------
                                  Ulf Seekamp


                                  /s/
                                  ------------------------------------------
                                  Christine Tait


                                  /s/
                                  ------------------------------------------
                                  Thomas Neuschafer


                                  /s/
                                  ------------------------------------------
                                  Pierre Le Naour


                                  /s/
                                  ------------------------------------------
                                  Pierre Bonsack


                                  /s/
                                  ------------------------------------------
                                  Nick Sellers


                                  /s/
                                  ------------------------------------------
                                  Andrew Simpson


                                  /s/
                                  ------------------------------------------
                                  David Paterson

                                  /s/
                                  ------------------------------------------
                                  Robert Carter


                                  /s/
                                  ------------------------------------------
                                  Ian Scott


                                  /s/
                                  ------------------------------------------
                                  David Liddle


                                  /s/
                                  ------------------------------------------
                                  Gerry Moncur


                                  /s/
                                  ------------------------------------------
                                  Christy Barry


                                  /s/
                                  ------------------------------------------
                                  Mark Benson


                                  /s/
                                  ------------------------------------------
                                  Mark Haase


                                  /s/
                                  ------------------------------------------
                                  Tom Harris


                                  /s/
                                  ------------------------------------------
                                  George Nichols


                                  /s/
                                  ------------------------------------------
                                  David Schwartz


                                  /s/
                                  ------------------------------------------
                                  Teb Thornton

                                  /s/
                                  ------------------------------------------
                                  Iain A Macdonald


                                  /s/
                                  ------------------------------------------
                                  Aert Korteweg

                                            SEI:
                                            SYKES ENTERPRISES, INCORPORATED


                                            /s/
                                            --------------------------------
                                            Julian C A Voge as attorney Sykes
                                            Enterprises, Inc

/s/
 ..........................................
Witness to all of the foregoing
signatures

Steven Guy Gamble
 .......................................... Full Name

35 Scotland Street
 .......................................... Address

Edinburgh EN3 6PY
 ..........................................

Trainee Solicitor
 .......................................... Occupation

    This is the Schedule (in 3 parts) referred to in the foregoing Agreement dated 31 December 1997 among Sykes Enterprises, Incorporated and the persons listed in Part 1 ("the Shareholders") and Part 2 ("the Optionholders")
                                of this Schedule


                                     Part 1

                                  Shareholders



NAME AND ADDRESS OF SHAREHOLDER                                       DESIGNATION &            NO OF THE
                                                                      NO OF SALE               PURCHASE
                                                                      SHARES MAKING            PRICE SHARES
                                                                      UP THE SHARES            TO BE ISSUED
                                                                      OWNERSHIP

Michael Maxwell Gray                                                  'A' Ords  205,772          1,107,421
Glenpark, 22 Melrose Road, Galashiels, Scotland                       'B' Ords    4,800             25,832
                                                                      'A' Prefs 966,076             91,337

Trustees of Michael Maxwell Gray being                                'A' Ords   36,000            193,744
Michael Maxwell Gray and Patricia Anne Gray, Maurice                  'A' Prefs 600,000             56,726
White and George R Elliott as Trustees under
Deed of Trust dated 22 August 1996

Patricia A Gray                                                       'A' Prefs 800,000             75,635
Glenpark, 22 Melrose Road, Galashiels, Scotland                       Prefs      49,932              4,720

Mark Gray                                                             Prefs      21,098              1,994
Glenpark, 22 Melrose Road, Galashiels, Scotland                       'A' Prefs  21,098              1,994

David Gray                                                            Prefs      21,098              1,994

Glenpark, 22 Melrose Road, Galashiels, Scotland                       'A' Prefs  21,098              1,994
IBJ Schroder Bank and Trust Company                                   Deferred        1                  1
(as trustee of the Rand McNally Earn Out Trust)                       C Ord      64,888            349,212
1 State Street, New York, NY 10004, USA (Attn Thomas
McCutcheon)

Adobe Incentive Partners, L.P.                                        Prefs     540,673             51,117
345 Park Avenue, San Jose, California, USA                            Ords       80,932            435,559

Clydesdale Bank Equity Limited                                        CPPO       44,114                  0
30 St Vincent Place, Glasgow G1 2HL

Alan Charles MacDonald Tripp                                          'B' Ords    9,534             51,309
66 Craigleith Road, Edinburgh EH4 2DU

Thomas J Hart                                                         'B' Ords   11,178             60,157
11b House O' Hill Gardens, Edinburgh EH12 2DU

James T Thaden                                                        'B' Ords   16,000             86,108
312 Lynwood Blvd, Nashville, TN 37205, USA

Thomas John Hart and Mrs Jill Hart                                    'B' Ords    6,000             32,290
as Trustees under the TJ Hart Children's Trust

Thomas John Hart and Mrs Jill Hart                                    'B' Ords   10,765             57,934
as Trustees under the TJ Hart's 1997 Liferent Trust

Alan Charles Macdonald Tripp and Mrs Kathryn Margaret                 'B' Ords    3,000             16,145
Tripp as Trustees under The Tripp Family Trust

Alan Charles Macdonald Tripp and Mrs Kathryn Margaret                 'B' Ords   11,299             60,808
Tripp as Trustees under the A C M Tripp's 1997 Liferent
Trust

Michael Maxwell Gray and Patricia Anne Gray                           'A' Ords  120,000            645,814
as Trustees under the M M Gray's 1997 Liferent Trust

McQueen ESOT Trustees Limited                                         Ords       21,553            115,993
Nether Road                                                           'B' Ords    2,238             12,044
Galashiels

For the purpose of the above:-

Prefs are 5% Cumulative Redeemable Preference Shares of (pound)1 each
A Prefs are 5% Cumulative Convertible Participating Preference Shares of (pound)1 each
A Ords are A Ordinary Shares of 10p each
B Ords are B Ordinary Shares of 10p each
C Ords are C Ordinary Shares of 10p each
Deferred is a Deferred Share of (pound)1
Ords are Ordinary Shares of 10p each
CPPO are Cumulative Convertible Participating Preferred Ordinary Shares of 10p each

                                     Part 2

                                  Optionholders

NAME AND ADDRESS                                         TOTAL OPTIONS   NO OF SEI
                                                         OUTSTANDING     SHARES SUBJECT
                                                                         TO OPTION
Thomas J Hart
11B House O'Hill Gardens, Edinburgh                         1500           8,073

Alan C M Tripp
66 Craigleith Road, Edinburgh                               1500           8,073

Stephane Roussier
1 Rue de la Foulerie,
60240 Chaumont en Vexin, Paris                              4016          21,614

Susan Moffat
Invergarvan, 11 Langhaugh Gardens,
Galashiels                                                  4500          24,219

Ron Peerenboom
22 Liberton Place, Edinburgh                                5500          29,601

Joe Ryan
9 Bellfield Crescent, Eddleston, Peebles                    3500          18,837

Elizabeth Williamson
38 Brighton Place, Portobello, Edinburgh                    2500          13,455

Penelope Hardie
Faldonside House, Melrose                                   2000          10,764

John Chapman
3 Carbee Park, Liberton, Edinburgh                          3000          16,146

William Young
Edelweiss, Wylies Brae, Galashiels                           600           3,230

Graeme Sandie
Fairways, 30 Glenfield Crescent,
Galashiels                                                   150             809


John Cuthbertson
114 Viewforth (2F1), Edinburgh                           150            809

David Davis
15 Carters Place, Irvine, Ayrshire                        50            270

Christian Vial
9 AV Pierre Grenier, 92100 Boulogne,
Billan Court, Paris                                      600          3,230

Roger Beattie
7 Leyden Grove, Clovenfords, Galashiels                  200          1,078

Wendy Bell
8 Riverside Drive, Tweedbank, Galashiels                  50            270

Andrew Slater
26 Hartington Place, Edinburgh                           500          2,692

Leon Rubenstein
22BD Kelferman, 95160 Mont Morency,
Paris                                                    600          3,230

Alan Carmichael
Boston House, Main Street, Gattonside,
Melrose                                                  150            809

David Brown
18 Markle Steading, East Linton, East Lothian            100            539

David Gilmour
102a High Street, Hampton, Middlesex                     150            808

Mairie Kennedy
62 Cammo Grove, Edinburgh, EH4 8EZ                       150            809

Jody McStravick
122 rue de la Foulerie, 60240 Chaumont
en Vexin, Paris                                           50            270

Amy Le Coz
19 rue Massue, 94300 Vincennes, France                    50            270

Mark Forrester
The Cottage, 3 Dudley Close, Edinburgh                 200          1,078

Judith Sloan
20 Lidgate Shot, Ratho, Edinburgh                      100            539

Les Bayne
Unit 119, Renaissance 2000, Meralso Ave
Pasig City, Manila                                     100            539

Paul Macdonald
39 McLaren Court, Hawick                                50            270

Monique van Gelooven
J Dixiaan 3, 2104 CG Heemsteded,
The Netherlands                                        150            809

Susan Bruce
Ashlyn, 6 Tweed Crescent, Galashiels                    50            270

Diane Douglas
Weirgate House, Weirgate Brae, St Boswells              50            270

Marnie Wilson
33 Woodburn Terrace (1FR), Edinburgh                    50            270

Marisol Roderick
2 Craigmount Way, Edinburgh                            150            809

Sebastian Janssen
12 Williamfield Avenue, Stirling                       300          1,615

Ulf Seekamp
7 Wester Hill, Edinburgh                               300          1,615

Christine Tait
4R Fair-a-Far, Cramond, Edinburgh                      150            809

Thomas Neuschafer
26 Fowler Terrace, Edinburgh                            50            270

Pierre Le Naour
87 Rue de Dunkerque, 75009, Paris                     1058          5,695

Pierre Bonsack
11 rue Paul Lefarque, 92800 Puteaux, France            100            539

Nick Sellers
8 Shawpark Crescent, Selkirk                            200          1,078

Andrew Simpson
7 Langlee Avenue, Galashiels                            150            809

David Paterson
Inglebrook, 37 Melrose Road, Galashiels                 400          2,154

Robert Carter
35 Langhaugh Crescent, Galashiels                       150            809

Ian Scott
Glengoyle, East Stewart Place, Hawick                   150            809

David Liddle
41 Tweed Crescent, Galashiels                            50            270

Gerry Moncur
22 Craigpark Gardens, Galashiels                        400          2,154

James T Thaden
312 Lynwood Blvd, Nashville, TN37205, USA              1500          8,073

Christy Barry
13 Meadowvale, Rageen, Limerick, Ireland                500          2,691

Mark Benson
2497 Goose Creek, Franklin, TN37064, USA                500          2,691

Mark Haase
3686 Tiffani Court, Santa Cruz, CA95065, USA            500          2,691

Tom Harris
1220 North Fair Oaks, Sunnyvale, CA94089,
USA                                                     500          2,691

George Nichols
211 Craighead Ave, Nashville, TN37205, USA              500          2,691

David Schwartz
1079 Ginger Lane, San Jose, CA95128, USA                500          2,691

Teb Thornton
101 Clark Drive, Mt. Juliet, TN37122, USA             500            2,691

Iain A Macdonald
Blackford House, Macclesfield Road,
Alderley Edge, Cheshire                              1000              nil

Aert Korteweg
H.W. Mesdaglaan 24, 2102 BD Heemstede,
The Netherlands                                      3000           16,146
                                                   ------          -------
                                                   44,924          236,441

        Part 3 - Section 4.15(d) - McQUEEN CONSOLIDATED REVENUE SCHEDULE


                         1997/98 YTD - (POUND)M    UNDER           COMMENT
                         8 months ending           CONTRACT
                         31/10/97                  (C) / VERBAL
                                                   (V)
Adobe                          13.302                  C & V       Services Agreement terminated 12/31/97.  Extension
                                                                   for Call Centre Services agreed 'til 3/31/98.
                                                                   Negotiations for new Services Agreement ongoing.

Netscape                        4.137                     C        Contract terminates 12/31/97. RENEWAL VERY
                                                                   QUESTIONABLE.
Microsoft Press                 1.980                     V

Motorola                        1.781                     V

Attachmate                      1.628                     C        Contract not signed by Attachmate but Amendment 1
                                                                   is signed by both parties.
Creative Labs                   1.562                     C

SCO                             1.334                     C

HP                              1.233                     V

Caere                           1.210                     C

3 Com                           1.196                     V

Intel                           1.169                     C

Pro CD                           .830                     V

Insignia                         .716                     V

ALPS                             .712                     V

Sprint                           .666                     C

Others                         13.026

TOTAL                          46.482